                                                                    EXHIBIT 4.1



                                                         [LEASE TRUST AGREEMENT]





                      FORD CREDIT AUTO LEASE TRUST 1996-1


                                TRUST AGREEMENT


                         Dated as of November __, 1996


                                    between

                         FIRST UNION BANK OF DELAWARE,
                                 as Trustee of
                               RCL TRUST 1996-1,
                                  as Depositor

                                      and

                              PNC BANK, DELAWARE,
                                as Lease Trustee

                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
                                                        ARTICLE I

                                                       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . .   1
    Section 1.1  Capitalized Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                        ARTICLE II

                                                       ORGANIZATION . . . . . . . . . . . . . . . . . . . . . . . . .   4
    Section 2.1  Name   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    Section 2.2  Office   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
    Section 2.3  Purposes and Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
    Section 2.4  Appointment of Lease Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
    Section 2.5  Initial Capital Contribution of Trust Estate   . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
    Section 2.6  Declaration of Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
    Section 2.7  Liability of the Depositor and Ford Credit Leasing   . . . . . . . . . . . . . . . . . . . . . . . .   6
    Section 2.8  Title to Trust Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
    Section 2.9  [Reserved]   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
    Section 2.10  Representations and Warranties of the Depositor   . . . . . . . . . . . . . . . . . . . . . . . . .   7
    Section 2.11  Tax Reporting   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                                       ARTICLE III

                                       LEASE TRUST CERTIFICATES, SUBORDINATED NOTES
                                                AND TRANSFER OF INTERESTS   . . . . . . . . . . . . . . . . . . . . .   9
    Section 3.1  Initial Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
    Section 3.2  The Lease Trust Certificates and the Subordinated Notes  . . . . . . . . . . . . . . . . . . . . . .   9
    Section 3.3  Authentication of Lease Trust Certificates and Subordinated Notes  . . . . . . . . . . . . . . . . .  12
    Section 3.4  Registration of Transfer and Exchange of Lease Trust Certificates and Subordinated Notes   . . . . .  12
    Section 3.5  Mutilated, Destroyed, Lost or Stolen Lease Trust Certificates or Subordinated Notes  . . . . . . . .  20
    Section 3.6  Persons Deemed Lease Trust Certificateholders or Subordinated Noteholders  . . . . . . . . . . . . .  20
    Section 3.7  Access to List of Lease Trust Certificateholders' and Subordinated Noteholders' Names and Addresses.  21
    Section 3.8  Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
    Section 3.9   Appointment of Lease Trust Paying Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22


    Section 3.10 Ownership of Lease Trust Certificates and
                 Subordinated Notes by Depositor and Ford Credit Leasing. . . . . . . . . . . . . . . . . . . . . . .  23

                                                        ARTICLE IV

                                                 ACTIONS BY LEASE TRUSTEE . . . . . . . . . . . . . . . . . . . . . .  24
    Section 4.1  Prior Notice to Lease Trust Certificateholders with Respect to Certain Matters   . . . . . . . . . .  24
    Section 4.2  Action by Lease Trust Certificateholders with Respect to Certain Matters   . . . . . . . . . . . . .  25
    Section 4.3  Restrictions on Action by Lease Trustee with Respect to Bankruptcy   . . . . . . . . . . . . . . . .  25
    Section 4.4  Restrictions on Lease Trust Certificateholders' Power  . . . . . . . . . . . . . . . . . . . . . . .  25
    Section 4.5  Majority Control   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                        ARTICLE V

                 APPLICATION OF TRUST FUNDS, CERTAIN DUTIES
                  AND SUBORDINATED NOTE EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
    Section 5.1  Establishment of Certificate Distribution Account  . . . . . . . . . . . . . . . . . . . . . . . . .  26
    Section 5.2  Application of Funds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    Section 5.3  Method of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
    Section 5.4  Accounting and Reports to the Senior Noteholders, Subordinated Noteholders, Lease
                 Trust Certificateholders, the Internal Revenue Service and Others  . . . . . . . . . . . . . . . . .  31
    Section 5.5  Subordinated Note Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    Section 5.6  Acceleration of Maturity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    Section 5.7  Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                                                        ARTICLE VI

                                          AUTHORITY AND DUTIES OF LEASE TRUSTEE   . . . . . . . . . . . . . . . . . .  34
    Section 6.1  General Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
    Section 6.2  General Duties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
    Section 6.4  No Duties Except as Specified in this Agreement or in Instructions . . . . . . . . . . . . . . . . .  36
    Section 6.5  No Action Unless Specifically Authorized   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
    Section 6.6  Restrictions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                                                       ARTICLE VII

                                               CONCERNING THE LEASE TRUSTEE . . . . . . . . . . . . . . . . . . . . .  37
    Section 7.1  Acceptance of Trusts and Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

    Section 7.2  Furnishing of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
    Section 7.4  Reliance; Advice of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
    Section 7.5  Not Acting in Individual Capacity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
    Section 7.6  Lease Trustee Not Liable for Lease Trust Certificates or Subordinated Notes. . . . . . . . . . . . .  41
    Section 7.7  Lease Trustee May Own Lease Trust Certificates, Subordinated Notes and Senior Notes  . . . . . . . .  42

                                                       ARTICLE VIII

                                              COMPENSATION OF LEASE TRUSTEE   . . . . . . . . . . . . . . . . . . . .  42
    Section 8.1  Lease Trustee's Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
    Section 8.2  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

                                                        ARTICLE IX

                                              TERMINATION OF TRUST AGREEMENT  . . . . . . . . . . . . . . . . . . . .  43
    Section 9.1  Termination of Trust Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
    Section 9.2  Dissolution upon Bankruptcy of the Depositor or Ford Credit Leasing. . . . . . . . . . . . . . . . .  45
    Section 9.3  Redemption of the Subordinated Notes; Prepayment of the Lease Trust Certificates . . . . . . . . . .  46

                                                        ARTICLE X

                                  SUCCESSOR LEASE TRUSTEES AND ADDITIONAL LEASE TRUSTEES  . . . . . . . . . . . . . .  47
    Section 10.1  Eligibility Requirements for Lease Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
    Section 10.2  Resignation or Removal of Lease Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
    Section 10.3  Successor Lease Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
    Section 10.4  Merger or Consolidation of Lease Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
    Section 10.5  Appointment of Co-Trustee or Separate Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

                                                        ARTICLE XI

                                                       TAX MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . .  52
    Section 11.1  Income Tax Characterization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
    Section 11.2  Annex A   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

                                                       ARTICLE XII

                                                      MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . .  53
    Section 12.1  Supplements and Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
    Section 12.2  No Legal Title to Lease Trust Estate in Lease Trust Certificateholders or Subordinated Noteholders.  55
    Section 12.3  Limitations on Rights of Others   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
    Section 12.4  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

    Section 12.5  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
    Section 12.6  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
    Section 12.7  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
    Section 12.8  No Petition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
    Section 12.9  No Recourse   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
    Section 12.10 Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
    Section 12.11  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

ANNEX

Annex A   Partnership Matters

EXHIBITS

Exhibit A  Form of Lease Trust Certificate
Exhibit B  Form of Subordinated Note
Exhibit C  Form of Rule 144A Transferor Certificate
Exhibit D  Form of Investment Letter - Qualified
           Institutional Buyer
Exhibit E  Form of Investment Letter - Institutional
           Accredited Investor

                 TRUST AGREEMENT dated as of _______ __, 1996 between (i) FIRST UNION BANK OF DELAWARE, not in its individual capacity but solely as trustee of RCL TRUST 1996-1, a Delaware business trust, as Depositor and (ii) PNC BANK, DELAWARE, a Delaware banking corporation, not in its individual capacity but solely as trustee under this Agreement (in such capacity, together with any successor or permitted assign, "Lease Trustee").


                                   ARTICLE I

                                  DEFINITIONS

                 Section 1.1 Capitalized Terms. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them, or incorporated by reference, in Appendix A attached hereto. References to "this Agreement" are to this Lease Trust Agreement, and all references to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specified provided, that references to Sections and subsections in Annex A attached hereto and incorporated herein are to Sections and subsections of such Annex A unless otherwise specified.

                 "Authenticating Agent" shall mean any Person authorized by the Lease Trustee to act on behalf of the Lease Trustee to authenticate and deliver the Lease Trust Certificates and the Subordinated Notes.

                 "Certificate Pool Factor" shall mean, with respect to the Lease Trust Certificates on any Semiannual Payment Date, the seven digit decimal equivalent of a fraction the numerator of which is the Aggregate Certificate Balance on such Semiannual Payment Date (after giving effect to any payment of principal on such Semiannual Payment Date) and the denominator of which is the Aggregate Certificate Balance on the Closing Date.

                 "Certificate Purchase Agreement" shall mean the Purchase Agreement dated as of ______ __, 1996 among J.P. Morgan Securities Inc., Ford Credit, Ford Credit Leasing and RCL Trust 1996-1.

                 "Corporate Trust Office" shall mean, with respect to the Lease Trustee, the principal corporate trust office of the Lease Trustee located at 222 Delaware Avenue, Wilmington, Delaware 19801; or at such other address as the

Lease Trustee may designate by notice to the Lease Trust Certificateholders, the Subordinated Noteholders and the Depositor, or the principal corporate trust office of any successor Lease Trustee (the address of which the successor Lease Trustee will notify the Lease Trust Certificateholders, the Subordinated Noteholders and the Depositor).

                 "Depositor" shall mean the RCL Trust 1996-1 in its capacities as depositor, as holder of the Lease Trust Certificates issued to it pursuant to Section 3.10(a) and as holder of the Subordinated Notes issued to it pursuant to Section 3.10(b).

                 "Expenses" shall mean all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all costs, expenses and disbursements (including legal fees and expenses) of any kind and nature whatsoever.


                 "Indemnified Parties" shall have the meaning set forth in
Section 8.2.

                 "Initial Purchaser" shall mean J.P. Morgan Securities Inc. as initial purchaser pursuant to the Certificate Purchase Agreement.

                 "Lease Trust" shall mean the Ford Credit Auto Lease Trust 1996-1 established pursuant to this Agreement.

                 "Lease Trust Distribution Statement" shall mean the statement delivered pursuant to Section 5.2(b).

                 "Lease Trust Paying Agent" shall mean any paying agent or co-paying agent appointed pursuant to Section 3.9 and shall initially be The Chase Manhattan Bank.

                 "Lease Trust Register" and "Lease Trust Registrar" shall mean the register mentioned and the registrar appointed pursuant to Section 3.4(a).

                 "Opinion of Counsel" shall mean one or more written opinions of legal counsel who may, except as otherwise expressly provided for herein, be employees of or counsel to the Depositor, the Administrative Agent or an Affiliate of either, and which opinion or opinions shall be satisfactory to the Lease Trustee.

                 "Prepayment Price" shall mean an amount, equal to Aggregate Certificate Balance plus accrued and unpaid interest thereon at the Certificate Interest Rate to but excluding the Redemption Date.

                 "Redemption Date" shall mean the Payment Date specified by the Administrative Agent or the Lease Trustee pursuant to Section 9.3(a).

                 "Redemption Price" shall mean an amount equal to the unpaid principal amount of the Subordinated Notes redeemed plus accrued and unpaid interest thereon at the Subordinated Note Interest Rate, to but excluding the Redemption Date.

                 "Responsible Officer" shall mean any officer of the Lease Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Lease Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                 "Rule 144A" shall have the meaning set forth in Section
3.4(c).

                 "Rule 144A Information" shall have the meaning set forth in
Section 3.4(d).

                 "Securities Act" shall mean the Securities Act of 1933, as amended.

                 "Subordinated Note Default" shall mean any occurrence that is, or with notice or the lapse of time or both would become, a Subordinated Note Event of Default.

                 "Subordinated Note Event of Default" shall have the meaning set forth in Section 5.5.

                 "Subordinated Note Pool Factor" shall mean, with respect to the Subordinated Notes on any Semiannual Payment Date, the seven digit decimal equivalent of a fraction the numerator of which is the Outstanding Amount of the Subordinated Notes on such Semiannual Payment Date (after giving effect to any payment of principal on such Semiannual Payment Date) and the denominator of which is the Outstanding Amount of the Subordinated Notes on the Closing Date.

                 "Transfer" shall have the meaning set forth in Section 3.2(a).

                 "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

                 "Void Transfer" shall have the meaning set forth in Section 3.2(a).

                 Section 1.2  Other Definitional Provisions.

                 (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                 (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.


                                   ARTICLE II

                                  ORGANIZATION

                 Section 2.1 Name. The trust created hereby shall be known as "Ford Credit Auto Lease Trust 1996-1", in which name the Lease Trustee may engage in activities as permitted by the Basic Documents on behalf of the Lease Trust, make and execute contracts and other instruments on behalf of the Lease Trust and sue and be sued, to the extent provided herein.

                 Section 2.2 Office. The office of the Lease Trust shall be in care of the Lease Trustee at the Corporate Trust Office or at such other address in Delaware as the Lease Trustee may designate by written notice to the Lease Trust Certificateholders, the Subordinated Noteholders and the Depositor.

                 Section 2.3 Purposes and Powers. (a) The purpose of the Lease Trust is, and the Lease Trust shall have the power and authority, to engage solely in the following:

                          (i) to issue the Senior Notes pursuant to the Indenture, the Subordinated Notes and the Lease Trust Certificates pursuant to this Agreement, and to sell or transfer the Senior Notes, the Subordinated Notes and the Lease Trust Certificates upon the written order of the Depositor;

                          (ii) to acquire the Series 1996-1 Certificates and other assets from the Depositor pursuant to Section 2 of the Transfer Agreement in exchange for the Senior Notes, the Subordinated Notes and the Lease Trust Certificates;

                          (iii) to pay interest and principal on the Senior Notes, the Subordinated Notes and the Lease Trust Certificates;

                          (iv) to assign, grant, transfer, pledge, mortgage and convey the Lease Trust Estate pursuant to the Indenture as security for the Senior Notes and to hold, and distribute to the Subordinated Noteholders and the Lease Trust Certificateholders pursuant to the terms of this Agreement any portion of the Lease Trust Estate released from the Lien of, and remitted to the Lease Trust pursuant to, the Indenture;

                          (v) to execute, deliver and perform its obligations under the Basic Documents to which it is to be a party; and

                          (vi) to engage in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

                 The Lease Trust is hereby authorized to engage in the foregoing. The Lease Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.

                 Section 2.4 Appointment of Lease Trustee. The Depositor hereby appoints the Lease Trustee as trustee of the Lease Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

                 Section 2.5  Initial Capital Contribution of Trust Estate.
The Depositor hereby sells, assigns, transfers, conveys and sets over to the Lease Trustee, as of the date hereof, the sum of $10. The Lease Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Lease Trust Estate and shall be deposited in the Certificate Distribution Account.

                 Section 2.6 Declaration of Trust. PNC Bank, Delaware hereby declares and agrees that it will, and in its capacity the Lease Trustee does, hold the Lease Trust Estate in trust upon and subject to the conditions set forth herein for the benefit of the Lease Trust Certificateholders, the Subordinated Noteholders and the Depositor, subject, however, to the lien of the Indenture and to the obligations of the Lease Trust under the other Basic Documents.

                 Section 2.7 Liability of the Depositor and Ford Credit Leasing. (a) The holders of the Lease Trust Certificates and Subordinated Notes issued to and required to be retained by the Depositor and Ford Credit Leasing pursuant to Section 3.10 shall be liable directly to and will indemnify any party entitled thereto for all Expenses of the Lease Trust incurred in connection with the Series 1996-1 Assets to the extent that each such holder would be liable if the Lease Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act (or the Delaware Uniform Partnership
Law) in which each such holder were a general partner (other than losses incurred by Senior Noteholders in their capacity as holders of limited recourse debt secured by the Lease Trust Estate or incurred by the Subordinated Noteholders or the Lease Trust Certificateholders if such losses would nevertheless have been incurred if the Subordinated Noteholders and the Lease Trust Certificateholders were holders of limited recourse debt secured by the Lease Trust Estate). In addition, any third party creditors of the Lease Trust (other than the Subordinated

Noteholders and the Lease Trust Certificateholders, to the extent that they are not indemnified for investment losses, as set forth above) shall be deemed third party beneficiaries of this Section 2.7(a). Such holders of the Lease Trust Certificates and Subordinated Notes issued to the Depositor and Ford Credit Leasing shall make no claim upon the Lease Trust Estate for the reimbursement of amounts paid pursuant to this Section.

                 (b) No Subordinated Noteholder or Lease Trust Certificateholder, other than the holders of the Lease Trust Certificates and Subordinated Notes issued to and required to be retained by the Depositor and Ford Credit Leasing pursuant to Section 3.10 to the extent set forth in Section 2.7(a), shall have any personal liability for any liability or obligation of the Lease Trust.

                 Section 2.8 Title to Trust Property. Legal title to all the Lease Trust Estate shall be vested at all times in the Lease Trust, except where applicable law in any jurisdiction requires title to any part of the Lease Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Lease Trustee, a co-trustee and/or a separate trustee, as the case may be.

                 Section 2.9  [Reserved].

                 Section 2.10 Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Lease Trustee that:

                 (a) The Depositor is duly organized and validly existing as a trust in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its activities as such properties are currently owned and such activities is presently conducted.

                 (b) The Depositor is duly qualified, is in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the failure to so qualify or to obtain such license or approval would (i) render unenforceable any rights the Lease Trust may have under any of the Basic Documents which would otherwise be enforceable by the Depositor, the Administrative Agent or the Lease Trustee, or (ii) otherwise have a material adverse effect on the Lease Trust.

                 (c) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to transfer the Series 1996-1 Certificates to and deposit them with the Lease Trust and the Depositor shall have duly authorized such transfer and deposit to the Lease Trust by all necessary action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary action.

                 (d) This Agreement constitutes a legal, valid and binding obligation of the Depositor enforceable in accordance with its terms.

                 (e) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the RCL Trust Agreement, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

                 (f) There are no proceedings or investigations pending, or to the Depositor's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of this Agreement, the Indenture or any of the other Basic Documents, the Senior Notes, the Subordinated Notes or the Lease Trust Certificates, (ii) seeking to prevent the issuance of the Senior Notes, the Subordinated Notes or the Lease Trust Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Senior Notes, the Subordinated Notes or the Lease Trust Certificates or (iv) which might adversely affect the federal income tax or State income or franchise tax attributes of the Senior Notes or the Lease Trust Certificates.

                 Section 2.11 Tax Reporting. Consistent with the treatment of the Lease Trust as a security device for income and franchise tax purposes, unless otherwise required by appropriate tax authorities, the Lease Trust will not file or cause to be filed annual or other income or franchise tax returns and will not obtain any taxpayer identification numbers.


                                  ARTICLE III

                  LEASE TRUST CERTIFICATES, SUBORDINATED NOTES
                           AND TRANSFER OF INTERESTS

                 Section 3.1 Initial Ownership. Upon the formation of the Lease Trust by the contribution by the Depositor pursuant to Section 2.5 and until the issuance of the Lease Trust Certificates, the Depositor shall be the sole beneficiary of the Lease Trust.

                 Section 3.2 The Lease Trust Certificates and the Subordinated Notes. (a) The Lease Trust Certificates shall be issued in one or more registered, definitive, physical certificates, in the form set forth in Exhibit A, in minimum denominations of at least $[1,000,000] and multiples of $1,000 in excess thereof; provided, however, that Lease Trust Certificates may be issued to the Depositor and Ford Credit Leasing pursuant to Section 3.10(a) in such denominations as to represent in the aggregate at least 1% of the Aggregate Certificate Balance. The Subordinated Notes shall be issued in one or more registered, definitive, physical certificates, in the form set forth in Exhibit B, in minimum denominations of at least $[1,000,000] and multiples of $1,000 in excess thereof; provided, however, that Subordinated Notes may be issued to the Depositor and Ford Credit Leasing pursuant to Section 3.10(b) in such denominations as to represent in the aggregate at least 1% of the Outstanding Amount of the Subordinated Notes. Except for (i) the transfer of Lease Trust Certificates to the Initial Purchaser and the subsequent transfer to Lease Trust Certificateholders as contemplated by the Certificate Purchase Agreement,
(ii) the transfer of Lease Trust Certificates to the Depositor and Ford Credit Leasing pursuant to Section 3.10(a), (iii) the transfer of the Subordinated Notes to the Depositor and Ford Credit Leasing pursuant to Section 3.10(b) and
(iv) the assignment and pledge of the Subordinated Notes to the Lease

Trust and the Indenture Trustee pursuant to the Program Operating Lease, no Lease Trust Certificate or Subordinated Note may be sold, transferred, assigned, participated, pledged, or otherwise disposed of (any such act, a "Transfer") to any Person except in accordance with the provisions of Section
3.4 and any attempted Transfer in violation of Section 3.4 shall be null and void (each, a "Void Transfer").

                 The Lease Trust Certificates issued to the Depositor and Ford Credit Leasing pursuant to Section 3.10(a) or any beneficial interest therein may not be Transferred to any Person, and any attempted Transfer shall be null and void; provided, that upon a dissolution of or termination of the Depositor, any Lease Trust Certificates issued pursuant to Section 3.10(a) and held by the Depositor shall be distributed to the beneficiaries of the Depositor in accordance with their percentage beneficial interests therein. Each Lease Trust Certificate (other than the Lease Trust Certificates issued to the Depositor and Ford Credit Leasing pursuant to Section 3.10(a)) shall be issued in the name of the Initial Purchaser, or upon delivery to the Initial Purchaser, the Lease Trustee and the Lease Trust Registrar of a letter in the form of Exhibit D or Exhibit E, shall be issued in the name and in the denomination set forth in such letter.

                 The Subordinated Notes issued to and required to be retained by the Depositor and Ford Credit Leasing pursuant to Section 3.10(b) or any beneficial interest therein may not be Transferred to any Person, and any attempted Transfer shall be a Void Transfer; provided, that upon a dissolution of or termination of the Depositor, any such Subordinated Notes held by the Depositor shall be distributed to the beneficiaries of the Depositor in accordance with their percentage beneficial interests therein. The Subordinated Notes shall be issued in the name of the Depositor pursuant to
Section 3.10(b).

                 The Lease Trust Certificates and the Subordinated Notes may be in printed or in typewritten form, and may be executed on behalf of the Lease Trust by manual or facsimile signature of an Authenticating Agent. Lease Trust Certificates and Subordinated Notes bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Lease Trust, shall be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Lease Trust Certificates or Subordinated Notes or did not hold such offices at the date of authentication and delivery of such Lease Trust Certificates or Subordinated Notes.

                 If Transfer of the Lease Trust Certificates or the Subordinated Notes is permitted pursuant to Section 3.4, a transferee of a Lease Trust Certificate or a Subordinated Note shall become a Lease Trust Certificateholder or Subordinated Noteholder, as the case may be, and shall be entitled to the rights and subject to the obligations hereunder of a Lease Trust Certificateholder or Subordinated Noteholder, as applicable, upon due registration of such Lease Trust Certificate or Subordinated Note in such transferee's name pursuant to Section 3.4.

                 (b) Interest shall accrue on the Subordinated Notes at the Subordinated Note Interest Rate during each Interest Accrual Period based on the Outstanding Amount of the Subordinated Notes as of the close of business on the Payment Date occurring in the calendar month in which such Interest Accrual Period commences. Interest accrued during each Interest Accrual Period on the Subordinated Notes shall be due and payable on each Payment Date. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. To the extent that interest on the Subordinated Notes is accrued but not paid in full on any Payment Date, such overdue interest will be due on the next Payment Date together with interest on such amount (to the extent lawful) at the Subordinated Note Interest Rate. Payments of interest and principal will be payable to Subordinated Noteholders in accordance with Section 5.2.

                 (c) Interest shall accrue on the Lease Trust Certificates at the Certificate Interest Rate during each Semiannual Interest Accrual Period based on the Aggregate Certificate Balance of the Lease Trust Certificates as of the close of business on the Semiannual Payment Date occurring in the calendar month in which such Semiannual Interest Accrual Period commences. Interest accrued during each Semiannual Interest Accrual Period on the Lease Trust Certificates shall be due and payable on each Semiannual Payment Date. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. To the extent that interest on the Lease Trust Certificates is accrued but not paid in full on any Semiannual Payment Date, such overdue interest will be due on the next Semiannual Payment Date together with interest on such amount (to the extent lawful) at the Certificate Interest Rate. Payments of interest and principal will be payable to Lease Trust Certificateholders in accordance with Section 5.2.

                 Section 3.3 Authentication of Lease Trust Certificates and Subordinated Notes. Concurrently with the transfer of the Series 1996-1 Certificates to the Lease Trust pursuant to the Transfer Agreement, the Lease Trustee shall cause Lease Trust Certificates in an aggregate principal amount equal to the initial Aggregate Certificate Balance and Subordinated Notes in an aggregate principal amount equal to $___________________ be executed on behalf of the Lease Trust, authenticated and delivered to or upon the written order of the Depositor, in authorized denominations. No Lease Trust Certificate or Subordinated Note shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Lease Trust Certificate or Subordinated Note a certificate of authentication substantially in the form set forth in Exhibit A or Exhibit B, as applicable, executed by the Authenticating Agent, by manual signature; such authentication shall constitute conclusive evidence that such Lease Trust Certificate or Subordinated Note shall have been duly authenticated and delivered hereunder. All Lease Trust Certificates and Subordinated Notes shall be dated the date of their authentication.

                 Section 3.4 Registration of Transfer and Exchange of Lease Trust Certificates and Subordinated Notes. (a) The Lease Trust Registrar shall keep or cause to be kept at the office or agency maintained pursuant to
Section 3.8, a Lease Trust Register in which, subject to such reasonable regulations as it may prescribe, the Lease Trustee shall provide for the registration of Lease Trust Certificates and Subordinated Notes and of Transfers and exchanges of Lease Trust Certificates and Subordinated Notes as herein provided. The Lease Trustee shall be the initial Lease Trust Registrar and shall maintain such register as agent for the Depositor and Ford Credit Leasing. No Transfer of a Lease Trust Certificate or Subordinated Note shall be recognized except upon registration of such Transfer.

                 (b) The Subordinated Notes may not be Transferred unless an Opinion of Counsel in form and content acceptable to the Lease Trustee and, if any Senior Notes are then Outstanding, to the Indenture Trustee is delivered to the Lease Trustee and, if any Senior Notes are then Outstanding, to the Indenture Trustee. Among other things, such Opinion of Counsel shall state that such Transfer shall not (i) affect the treatment of the Senior Notes and the Lease Trust Certificates as debt for federal income tax purposes and (ii) cause either the Lease Trust or FCTT to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes; provided, however, that the Subordinated Notes issued to and required to be retained by the Depositor and Ford Credit Leasing pursuant to Section 3.10(b) may not be Transferred except upon a dissolution of or termination of the Depositor as provided in Section 3.2(a) above.

                 (c) Each Lease Trust Certificate (other than the Lease Trust Certificates issued to the Depositor and Ford Credit Leasing pursuant to
Section 3.10(a)) shall bear a legend to the following effect unless determined otherwise by the Administrative Agent (as certified to the Lease Trust Registrar in an Officer's Certificate) consistent with applicable law:

                 "THIS LEASE TRUST CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS LEASE TRUST CERTIFICATE, AGREES FOR THE BENEFIT OF THE LEASE TRUST AND THE DEPOSITOR THAT THIS LEASE TRUST CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN A DENOMINATION OF AT LEAST $[1,000,000], ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, SUBJECT TO (A) THE RECEIPT BY THE LEASE TRUST AND THE LEASE TRUST REGISTRAR OF A CERTIFICATE SUBSTANTIALLY IN THE FORM ATTACHED AS EXHIBIT C TO THE LEASE TRUST AGREEMENT AND (B) THE RECEIPT BY THE LEASE TRUST AND THE LEASE TRUST REGISTRAR OF A LETTER SUBSTANTIALLY IN THE FORM ATTACHED AS EXHIBIT D TO THE LEASE TRUST AGREEMENT, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), SUBJECT TO THE RECEIPT BY THE LEASE TRUST, THE INITIAL PURCHASER AND THE LEASE TRUST REGISTRAR OF SUCH EVIDENCE ACCEPTABLE TO THE LEASE TRUST AND THE INITIAL PURCHASER THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE LEASE TRUST AGREEMENT AND THE SECURITIES ACT AND OTHER APPLICABLE LAWS, (3) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN

THE MEANING THEREOF IN RULE 501(a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

                 As a condition to the registration of any Transfer of a Lease Trust Certificate, the prospective transferee of such a Lease Trust Certificate shall be required to represent in writing to the Lease Trustee and the Lease Trust Registrar the following:

                          (i) It has neither acquired nor will it Transfer any Lease Trust Certificate it purchases (or any interest therein) or cause any such Lease Trust Certificates (or any interest therein) to be marketed on or through an "established securities market" within the meaning of Section 7704(b)(1) of the Code, including, without limitation, an over-the-counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.

                          (ii) It either (A) is not, and will not become, a partnership, Subchapter S corporation, or grantor trust for U.S. federal income tax purposes, or (B) is such an entity, but none of the direct or indirect beneficial owners of any of the interests in such transferee have allowed or caused, or will allow or cause, [80]% or more (or such other percentage as the Depositor may establish prior to the time of such proposed Transfer) of the value of such interests to be attributable to such transferee's ownership of Lease Trust Certificates [and each beneficial owner is purchasing a principal amount of Lease Trust Certificates at least equal to the minimum denomination].

                          (iii) It understands that no subsequent Transfer of the Lease Trust Certificates is permitted unless (A) such Transfer is of a Lease Trust Certifi-cate with a denomination of at least $[1,000,000] and (B) the Depositor and the Lease Trustee each consent in writing to the proposed Transfer, which consent shall be granted unless either the Depositor or the Lease Trustee, acting pursuant to an Opinion of Counsel, determines that such Transfer would create a material risk that the Lease Trust or FCTT would be classified for federal or any applicable State tax purposes as an association or publicly traded partnership taxable as a corporation; provided, however, that any attempted Transfer that would either cause (i) the number of Targeted Holders of Lease Trust Certificates and Subordinated Notes to exceed [ten] or, (ii) the number of Targeted Holders of interests in FCTT for which an Opinion of Counsel is not obtained to the effect that such interests would be characterized as debt for federal income tax purposes to exceed ninety-nine, shall be a Void Transfer. As used herein, "Targeted Holder" means each holder of a right to receive interest or principal with respect to Lease Trust Certificates or a Subordinated Note, including any holder of a right to receive any amount in respect of Lease Trust Certificates and Subordinated Notes issued to the Depositor and Ford Credit Leasing pursuant to Section 3.10; and provided further that any person holding more than one interest each of which would cause such person to be a Targeted Holder shall be treated as a single Targeted Holder.

                          (iv) It understands that the Opinion of Counsel that the Lease Trust is not a publicly traded partnership taxable as a corporation is dependent in part on the accuracy of the representations in paragraphs (i), (ii) and (iii) above.

                          (v) If it is acquiring any Lease Trust Certificates as a fiduciary as agent for an investor account, it has sole investment discretion with respect to such account and it has full power to make the acknowledgements, representations and agreements contained herein on behalf of such account.

                          (vi) It is not (A) an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA,
         (B) a plan described in Section 4975(e)(1) of the Code, (C) a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, State or local law which is, to a material extent, similar to the provisions of Section 406 of

         ERISA or Section 4975 of the Code, (D) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R.
         Section 2510.3-101) or (E) a person investing "plan assets" of any such plan (excluding, for purposes of this clause (E), any entity registered under the Investment Company Act of 1940, as amended).

                          (vii) It is a Person who is either (A)(1) a citizen or resident of the United States, (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (3) a Person not described in (1) or (2) whose ownership of the Lease Trust Certificates is effectively connected with such Person's conduct of a trade or business within the United States (within the meaning of the Code) and its ownership of any interest in a Lease Trust Certificate will not result in any withholding obligation with respect to any payments with respect to the Lease Trust Certificates by any Person (other than withholding, if any, under Section 1446 of the Code) or (B) an estate or trust the income of which is includible in gross income for United States federal income tax purposes, regardless of source. It agrees that it will provide a certification of non-foreign status signed under penalties of perjury and, alternatively, that if it is a person described in clause (A)(3) above, it will furnish to the Depositor and the Lease Trustee a properly executed IRS Form 4224 and a new IRS Form 4224 upon the expiration or obsolescence of any previously delivered form (and such other certifications, representations or opinions of counsel as may be requested by the Depositor and the Lease Trustee).

                          (viii) It understands that any purported Transfer of any Lease Trust Certificate (or any interest therein) in contravention of any of the restrictions and conditions (including any violation of the representation in paragraph (ii) above by an investor who continues to hold such Lease Trust Certificates occurring any time after the Transfer in which it acquired such Lease Trust Certificates) in this Section 3.4 shall be a Void Transfer, and the purported transferee in a Void Transfer shall not be recognized by the Lease Trust or any other Person as a Lease Trust Certificateholder for any purpose.

                 (ix) It agrees that if it determines to Transfer any of the Lease Trust Certificates it will cause its proposed transferee to provide to the Lease Trust and the Lease Trust Registrar a letter substantially in the form of Exhibit D or Exhibit E hereof, as applicable, or such other written statement as the Depositor shall prescribe.

                 (d) By acceptance of any Lease Trust Certificate, the Lease Trust Certificateholder thereof specifically agrees with and represents to the Depositor, the Lease Trust and Lease Trust Registrar, that no Transfer of such Lease Trust Certificate shall be made unless the registration requirements of the Securities Act and any applicable State securities laws are complied with, or such Transfer is exempt from the registration requirements under the Securities Act because the Transfer satisfies one of the following:

                          (i) such Transfer is in compliance with Rule 144A under the Securities Act ("Rule 144A"), to a transferee who the transferor reasonably believes is a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer and to whom notice is given that such Transfer is being made in reliance upon Rule 144A under the Securities Act and (x) the transferor executes and delivers to the Lease Trust and the Lease Trust Registrar, a Rule 144A transferor certificate substantially in the form attached as
                             Exhibit C and (y) the transferee executes and delivers to the Lease Trust and the Lease Trust Registrar an investment letter substantially in the form attached as Exhibit D.

                          (ii) after the appropriate holding period, such Transfer is pursuant to an exemption from registration under the Securities Act provided by Rule 144 under the Securities Act and the transferee, if requested by the Lease Trust, the Lease Trust Registrar or the Initial Purchaser, delivers an Opinion of Counsel in form and substance satisfactory to the Lease Trust and the Initial Purchaser; and

                          (iii) such Transfer is to an institutional accredited investor as defined in rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act in a transaction exempt from the registration requirements of the Securities Act, such Transfer is in accordance with any applicable securities laws of any State of the United States or any other jurisdiction, and such investor executes and delivers to the Lease Trust and the Lease Trust Registrar an investment letter substantially in the form attached as Exhibit E.

                 (e) The Lease Trustee shall make available to the prospective transferor and transferee of a Lease Trust Certificate information requested to satisfy the requirements of paragraph (d)(4) of Rule 144A (the "Rule 144A Information"). The Rule 144A Information shall include any or all of the following items requested by the prospective transferee:

                          (i) the offering circular relating to the Lease Trust Certificates dated _____________ _____, 1996, and any amendments or supplements thereto;

                          (ii) each Lease Trust Distribution Statement delivered to Lease Trust Certificateholders on each Semiannual Payment Date preceding such request; and

                          (iii) such other information as is reasonably available to the Lease Trustee in order to comply with requests for information pursuant to Rule 144A under the Securities Act.

                 None of the Depositor, the Lease Trust Registrar or the Lease Trustee is under an obligation to register any Lease Trust Certificate under the Securities Act or any other securities law.

                 (f) Upon surrender for registration of Transfer of any Lease Trust Certificate or Subordinated Note at the office or agency maintained pursuant to Section 3.8 and upon compliance with any provisions of this Agreement relating to such Transfer, the Lease Trustee shall, or shall cause the Authenticating Agent to, execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Lease Trust Certificates or Subordinated Notes, as the case may be, in authorized denominations of a like class and aggregate face amount dated the date of such authentication.

                 Subject to Section 3.4(b), at the option of a Subordinated Noteholder, Subordinated Notes (other than the Subordinated Notes issued to and required to be retained by the Depositor and Ford Credit Leasing pursuant to
Section 3.10(b)) may be exchanged for other Subordinated Notes in authorized denominations of a like aggregate amount upon surrender of the Subordinated Notes to be exchanged at the office or agency maintained pursuant to Section 3.8. Subject to Section 3.4(c), at the option of a Lease Trust Certificateholder, Lease Trust Certificates (other than the Lease Trust Certificates issued to the Depositor and Ford Credit Leasing pursuant to
Section 3.10(a)) may be exchanged for other Lease Trust Certificates in authorized denominations of a like aggregate amount upon surrender of the Lease Trust Certificates to be exchanged at the office or agency maintained pursuant to Section 3.8.

                 Whenever any Lease Trust Certificates or Subordinated Notes are so surrendered for exchange, the Authenticating Agent shall execute and authenticate and the Lease Trust Registrar shall deliver the Lease Trust Certificates or Subordinated Notes, as the case may be, which the Lease Trust Certificateholder or Subordinated Noteholder making the exchange is entitled to receive.

                 The Lease Trust Registrar shall require that every Lease Trust Certificate or Subordinated Note presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form 4224 or W-9 in form satisfactory to the Lease Trust Registrar duly executed by the Lease Trust Certificateholder or Subordinated Noteholder, as the case may be, or such Person's attorney duly authorized in writing.

                 No service charge shall be made to a Lease Trust Certificateholder or Subordinated Noteholder for any registration of Transfer or exchange of Lease Trust Certificates or Subordinated Notes, as the case may be, but the Lease Trustee or the Lease Trust Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of Transfer or exchange of Lease Trust Certificates or Subordinated Notes.

                 The Lease Trust Registrar shall cancel and retain or destroy, in accordance with the Lease Trust Registrar's retention policy then in effect, all Lease Trust Certificates and Subordinated Notes surrendered for registration of Transfer or exchange and shall upon written request certify to the Depositor as to such retention or destruction.

                 (g) The provisions of this Section 3.4 and of this Agreement generally are intended to prevent the Lease

Trust from being characterized as a "publicly traded partnership" within the meaning of Section 7704 of the Code, in reliance on Treas. Reg. Section Section 1.7704-1(e) and (h), and the Depositor shall take such intent into account in determining whether or not to consent to any proposed Transfer of any Lease Trust Certificate or Subordinated Note.

                 The preceding provisions of this Section 3.4 notwithstanding, the Lease Trustee shall not make and the Lease Trust Registrar shall not register any Transfer or exchange of Lease Trust Certificates or Subordinated Notes for a period of fifteen (15) days preceding the due date for any payment with respect to the Lease Trust Certificates or Subordinated Notes, as the case may be.

                 Section 3.5 Mutilated, Destroyed, Lost or Stolen Lease Trust Certificates or Subordinated Notes. If (a) any mutilated Lease Trust Certificate or Subordinated Note is surrendered to the Lease Trust Registrar, or if the Lease Trust Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Lease Trust Certificate or Subordinated Note and (b) there is delivered to the Lease Trust Registrar and the Lease Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Lease Trust Certificate or Subordinated Note has been transferred to or is in the possession of a third party purchaser, the Lease Trustee on behalf of the Lease Trust shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Lease Trust Certificate or Subordinated Note, a new Lease Trust Certificate or Subordinated Note, as the case may be, of like class, tenor and denomination. In connection with the issuance of any new Lease Trust Certificate or Subordinated Note under this Section 3.5, the Lease Trustee or the Lease Trust Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Lease Trust Certificate issued pursuant to this Section 3.5 shall constitute conclusive evidence of an ownership interest in the Lease Trust, and any duplicate Subordinated Note issued pursuant to this Section 3.5 shall constitute conclusive evidence of an additional contractual obligation of the Lease Trust, in each case as if originally issued, whether or not the lost, stolen or destroyed Lease Trust Certificate or Subordinated Note shall be found at any time.

                 Section 3.6 Persons Deemed Lease Trust Certificateholders or Subordinated Noteholders. Prior to due presentation of a Lease Trust Certificate or Subordinated Note for registration of Transfer, the Lease Trustee or the Lease Trust Registrar may treat the Person in whose name any Lease Trust Certificate or Subordinated Note shall be registered in the Lease Trust Register as the owner of such Lease Trust Certificate or Subordinated Note for the purpose of receiving distributions pursuant to Section 5.2 and for all other purposes whatsoever, and neither the Lease Trustee nor the Lease Trust Registrar shall be bound by any notice to the contrary.

                 Section 3.7 Access to List of Lease Trust Certificateholders' and Subordinated Noteholders' Names and Addresses. The Lease Trustee shall furnish or cause to be furnished to the Administrative Agent and the Depositor, or to the Indenture Trustee, as the case may be, within 15 days after receipt by the Lease Trustee of a request therefor from the Administrative Agent or the Depositor or the Indenture Trustee in writing, a list, in such form as the requesting party may reasonably require, of the names and addresses of the Lease Trust Certificateholders and/or the Subordinated Noteholders as of the most recent Record Date. If (i) two or more Lease Trust Certificateholders or
(ii) one or more Lease Trust Certificateholders of Lease Trust Certificates evidencing not less than 25% of the Aggregate Certificate Balance apply in writing to the Lease Trustee, and such application states that the applicants desire to communicate with other Lease Trust Certificateholders with respect to their rights under this Agreement or under the Lease Trust Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Lease Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Lease Trust Certificateholders. If (x) two or more Subordinated Noteholders or (y) one or more Subordinated Noteholders of Subordinated Notes evidencing not less than 25% of the Outstanding Amount of the Subordinated Notes apply in writing to the Lease Trustee, and such application states that the applicants desire to communicate with other Subordinated Noteholders with respect to their rights under this Agreement or under the Subordinated Notes and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Lease Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Subordinated

Noteholders. Each Lease Trust Certificateholder, by receiving and holding a Lease Trust Certificate, and each Subordinated Noteholder, by receiving and holding a Subordinated Note, shall be deemed to have agreed not to hold either the Depositor or the Lease Trustee, or the Indenture Trustee, as the case may be accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

                 Section 3.8 Maintenance of Office or Agency. The Lease Trustee shall maintain in the State of Delaware, an office or offices or agency or agencies where Lease Trust Certificates may be surrendered for registration of Transfer or exchange and where notices and demands to or upon the Lease Trustee in respect of the Lease Trust Certificates, the Subordinated Notes and the Basic Documents to which the Lease Trustee is a party may be served. The Lease Trustee initially designates PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, Delaware 19801, Attention: Michael B. McCarthy as its principal corporate trust office for such purposes. The Lease Trustee shall give prompt written notice to the Depositor, the Lease Trust Certificateholders and the Subordinated Noteholders of any change in the location of the Lease Trust Register or any such office or agency.

                 Section 3.9 Appointment of Lease Trust Paying Agent. The Lease Trust Paying Agent shall make distributions to Subordinated Noteholders and Lease Trust Certificateholders pursuant to Section 5.2 and shall report the amounts of such distributions to the Lease Trustee. Any Lease Trust Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Lease Trustee may revoke such power and remove the Lease Trust Paying Agent if the Lease Trustee determines in its sole discretion that the Lease Trust Paying Agent has failed to perform its obligations under this Agreement in any material respect. The Lease Trust Paying Agent shall initially be The Chase Manhattan Bank. Any co-paying agent chosen by the Depositor, and acceptable to the Lease Trustee shall also be a Lease Trust Paying Agent. The Chase Manhattan Bank may resign as Lease Trust Paying Agent upon 30 days' written notice to the Lease Trustee. In the event that The Chase Manhattan Bank shall no longer be the Lease Trust Paying Agent, the Lease Trustee shall appoint a successor to act as Lease Trust Paying Agent (which shall be a bank or trust company). The Lease Trustee shall cause such successor Lease Trust Paying Agent or any additional Lease

Trust Paying Agent appointed by the Lease Trustee to execute and deliver to the Lease Trustee an instrument in which such successor Lease Trust Paying Agent or additional Lease Trust Paying Agent shall agree with the Lease Trustee that as Lease Trust Paying Agent, such successor Lease Trust Paying Agent or additional Lease Trust Paying Agent will hold all sums, if any, held by it for payment to the Subordinated Noteholders or Lease Trust Certificateholders, as applicable, in trust for the benefit of the Subordinated Noteholders or Lease Trust Certificateholders, as applicable, entitled thereto until such sums are paid to such Subordinated Noteholders or Lease Trust Certificateholders. The Lease Trust Paying Agent shall return all unclaimed funds to the Lease Trustee and upon removal of a Lease Trust Paying Agent such Lease Trust Paying Agent shall also return all funds in its possession to the Lease Trustee. The provisions of Sections 7.1, 7.3, 7.4 and 8.2 shall apply to the Lease Trustee also in its role as Lease Trust Paying Agent (if it is so appointed), for so long as the Lease Trustee shall act as Lease Trust Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder.

                 Section 3.10 Ownership of Lease Trust Certificates and Subordinated Notes by Depositor and Ford Credit Leasing. (a) On and after the Closing Date, the Depositor shall acquire and retain beneficial and record ownership of Lease Trust Certificates evidencing at least 1% of the Aggregate Certificate Balance; provided, that the Depositor shall Transfer a Lease Trust Certificate evidencing 1/100 of its Lease Trust Certificates to Ford Credit Leasing. Any other attempted Transfer of such Lease Trust Certificates initially held by the Depositor or Ford Credit Leasing shall be a Void Transfer. Notwithstanding the foregoing, upon a dissolution or termination of the Depositor, the Lease Trust Certificates held by it shall be distributed to the beneficiaries of the Depositor without regard to the provisions of Section
3.2. The Lease Trustee shall cause the Lease Trust Certificates held by the Depositor and Ford Credit Leasing pursuant to this Section 3.10(a) to bear a legend stating "THIS LEASE TRUST CERTIFICATE IS NOT TRANSFERABLE EXCEPT IN THE EVENT OF THE DISSOLUTION OR TERMINATION OF RCL TRUST 1996-1 WHEN IT IS THE HOLDER HEREOF, AND ANY TRANSFER IN VIOLATION OF THIS PROVISION SHALL BE NULL AND VOID."

                 (b) On the Closing Date, the Depositor shall acquire beneficial and record ownership of the entire initial principal amount of the Subordinated Notes; provided, that the Depositor shall Transfer a Subordinated Note evi-dencing 1/100th of its Subordinated Notes to Ford Credit Leasing. On and after the Closing Date, the Depositor shall be required to retain beneficial and record ownership of Subordinated Notes evidencing at least 1% of the Outstanding Amount of the Subordinated Notes; provided, that Ford Credit Leasing may hold 1/100th of the Subordinated Notes that would otherwise be required to be retained by the Depositor. Any attempted Transfer of the Subordinated Notes required to be retained by the Depositor or Ford Credit Leasing shall be a Void Transfer. Notwithstanding the foregoing, upon a dissolution or termination of the Depositor, the Subordinated Notes required to be retained by it shall be distributed to the beneficiaries of the Depositor without regard to the provisions of Section 3.2.


                                   ARTICLE IV

                            ACTIONS BY LEASE TRUSTEE

                 Section 4.1 Prior Notice to Lease Trust Certificateholders with Respect to Certain Matters. With respect to the following matters, the Lease Trustee shall not take action unless (i) the Lease Trustee has notified the Lease Trust Certificateholders and the Rating Agencies in writing of the proposed action at least 30 days before the taking of such action, and (ii) Lease Trust Certificateholders representing at least 25% of the Aggregate Certificate Balance have not notified the Lease Trustee in writing prior to the 30th day after such notice is given that such Lease Trust Certificateholders have withheld consent or provided alternative direction:

                 (a) the initiation of any claim or lawsuit by the Lease Trust and the compromise of any action, claim or lawsuit brought by or against the Lease Trust (other than an action brought by the Administrative Agent on behalf of FCTT and Persons having interests in the Series 1996-1 Certificates to collect amounts owed under a Series 1996-1 Lease);

                 (b) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Senior Noteholder is required;

                 (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Senior Noteholder is not required and such amendment materially adversely affects the interests of the Lease Trust Certificateholders; or

                 (d) the amendment of any other Basic Document if such amendment materially adversely affects the interests of the Lease Trust Certificateholders.

                 Section 4.2 Action by Lease Trust Certificateholders with Respect to Certain Matters. To the extent that the Lease Trustee is deemed to be the "Holder" of the Series 1996-1 Certificates pursuant to Section 8.6 of the Series 1996-1 Supplement, the Lease Trustee shall take such actions as directed (in writing) by Lease Trust Certificateholders holding Lease Trust Certificates evidencing at least 66 2/3% of the Aggregate Certificate Balance; provided, however, that so long as the lien of the Indenture is outstanding, such direction shall be subject to the consent of the Indenture Trustee.

                 Section 4.3 Restrictions on Action by Lease Trustee with Respect to Bankruptcy. The Lease Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Lease Trust without the unanimous prior approval of all Lease Trust Certificateholders, Subordinated Noteholders and Senior Noteholders and the delivery to the Lease Trustee by each such Lease Trust Certificateholder, Subordinated Noteholder and Senior Noteholder of a certificate certifying that such Lease Trust Certificateholder, Subordinated Noteholder or Senior Noteholder reasonably believes that the Lease Trust is insolvent.

                 Section 4.4 Restrictions on Lease Trust Certificateholders' Power. The Lease Trust Certificateholders shall not direct the Lease Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Lease Trust or the Lease Trustee under this Agreement or any of the other Basic Documents nor shall the Lease Trustee be obligated to follow any such direction, if given.

                 Section 4.5 Majority Control. (a) Except as expressly provided herein, any action that may be taken by the Lease Trust
Certificateholders under this Agreement may be taken by the Lease Trust Certificateholders holding not less than a majority of the Aggregate Certificate Balance. Except as expressly provided herein, any written notice of the Lease Trust Certificateholders delivered pursuant to this Agreement shall be effective if signed by Lease Trust Certificateholders holding not less than a majority of the Aggregate Certificate Balance at the time of the delivery of such notice.

                 (b) Except as expressly provided herein, any action that may be taken by the Subordinated Noteholders under this Agreement may be taken by the Subordinated Noteholders holding not less than a majority of the Outstanding Amount of the Subordinated Notes. Except as expressly provided herein, any written notice of the Subordinated Noteholders delivered pursuant to this Agreement shall be effective if signed by Subordinated Noteholders holding not less than a majority of the Outstanding Amount of the Subordinated Notes at the time of the delivery of such notice.


                                   ARTICLE V

                   APPLICATION OF TRUST FUNDS, CERTAIN DUTIES
                    AND SUBORDINATED NOTE EVENTS OF DEFAULT

                 Section 5.1 Establishment of Certificate Distribution Account. The Lease Trustee shall establish and maintain an Eligible Account in the name of the Indenture Trustee until the Outstanding Amount of the Senior Notes has been reduced to zero, and thereafter in the name of the Lease Trustee, at an Eligible Institution (which initially shall be The Chase Manhattan Bank), which is designated as the "Certificate Distribution Account". The Certificate Distribution Account shall be under the sole dominion and control of the Indenture Trustee until the Outstanding Amount of the Senior Notes has been reduced to zero, and thereafter under the sole dominion and control of the Lease Trustee; provided, that while the Senior Notes are Outstanding the Lease Trustee may make withdrawals from the Certificate Distribution Account pursuant to Section 5.2(b). All deposits to and withdrawals from the Certificate Distribution Account shall be made only upon the terms and conditions of the Basic Documents.

                 Any amounts on deposit in the Certificate Distribution Account shall be invested by the Indenture Trustee until the Outstanding Amount of the Senior Notes has been reduced to zero, and thereafter by the Lease Trustee, and at the direction of the Administrative Agent, in Permitted Investments with a maturity date no later than the Business Day preceding the next succeeding Payment Date. No such investment shall be sold prior to maturity. All investment earnings on amounts deposited to the Certificate Distribution Account, including any proceeds thereof, shall be credited to the Cash Collateral Account, and losses, if any, resulting from Permitted Investments in the Certificate Distribution Account shall be charged to the Cash Collateral

Account. All such investment income shall be reported for federal income tax purposes as earned (i) 99% by RCL Trust 1996-1 and (ii) 1% by Ford Credit Leasing; the 99% accruing to RCL Trust 1996-1 shall be reported by Ford Credit and Ford Credit Leasing in accordance with their respective Percentage Interests in RCL Trust 1996-1. If the institution at which the Certificate Distribution Account is established ceases to be an Eligible Institution, then the Certificate Distribution Account shall be moved to an Eligible Institution within 10 Business Days (or such longer period not to exceed 30 calendar days as to which each Rating Agency may consent).

                 Section 5.2  Application of Funds.

                 (a)  Payments on Subordinated Notes and Lease Trust
Certificates.

                 The Lease Trustee shall make payments with respect to the Subordinated Notes and the Lease Trust Certificates at the times and in the amounts and priorities set forth in the Lease Trust Paying Agent Agreement.

                 (b) Lease Trust Distribution Statements. The Lease Trustee shall send to each Subordinated Noteholder on each Payment Date and to each Lease Trust Certificateholder on each Semiannual Payment Date a report (a "Lease Trust Distribution Statement") based on information supplied by the Administrative Agent. Such Lease Trust Distribution Statement shall include the following information as to the Subordinated Notes and the Lease Trust Certificates to the extent applicable:

                          (i) the Outstanding Amount of the Subordinated Notes on the immediately preceding Semiannual Payment Date, or if the first Semiannual Payment Date has not yet occurred, on the Closing Date;

                          (ii) the Aggregate Certificate Balance of the Lease Trust Certificates on the immediately preceding Semiannual Payment Date, or if the current Semiannual Payment Date is the first Semiannual Payment Date, on the Closing Date;

                          (iii) the aggregate amount of interest accrued and paid on the Subordinated Notes and the Lease Trust Certificates during the preceding Accrual Period (separately stated);

                          (iv) the aggregate amount of principal paid with respect to the Subordinated Notes and the Lease Trust Certificates on such Semiannual Payment Date (separately stated);

                          (v) the Outstanding Amount of the Subordinated Notes and the Aggregate Certificate Balance of the Lease Trust Certificates after giving effect to any payments of principal on such Semiannual Payment Date;

                          (vi) the Note Pool Factor for the Subordinated Notes and the Certificate Pool Factor (after giving effect to payments made on such Semiannual Payment Date);

                          (vii)  the aggregate amount of Series 1996-1
         Collections deposited in the Series 1996-1 Collection Account;

                          (viii) the aggregate Net Sale Proceeds Advances deposited in the Series 1996-1 Collection Account;

                          (ix) the aggregate Net Monthly Payment Advances deposited in the Series 1996-1 Collection Account;

                          (x)  the amount of Available Sale Proceeds;

                          (xi) the Cash Collateral Required Draw Amount and the Cash Collateral Additional Draw Amount (separately stated);

                          (xii)  the amount of Available Funds;

                          (xiii) the Series 1996-1 Administrative Agent Fee for the preceding Accrual Period;

                          (xiv) the Outstanding Amount of each Class of Senior Notes and the Pool Balance (separately stated);

                          (xv) the Cash Collateral Amount (after giving effect to any withdrawals and deposits to the Cash Collateral Account for such Payment Date);

                          (xvi) the aggregate of Series 1996-1 Credit Losses for each of the three preceding Collection Periods; and

                          (xvii) the aggregate of the Series 1996-1 Residual Losses for each of the three preceding Collection Periods.

                 The information required to be reported in such Lease Trust Distribution Statement may be included with such other information or reports delivered by the Administrative Agent to the Lease Trustee in connection with the making of payments pursuant to the Basic Documents.

                 (c) Withholding Taxes. In the event that any withholding tax is imposed on the Lease Trust's payment (or, if the Lease Trust is treated as a partnership for federal income tax purposes, allocations of income) to a Lease Trust Certificateholder or a Subordinated Noteholder, such tax shall reduce the amount otherwise distributable to such Lease Trust Certificateholder or Subordinated Noteholder in accordance with this Section 5.2. The Lease Trustee is hereby authorized and directed to retain from amounts otherwise distributable to such Lease Trust Certificateholder or Subordinated Noteholder sufficient funds for the payment of any withholding tax that is legally owed by the Lease Trust (but such authorization shall not prevent the Lease Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Lease Trust Certificateholder or a Subordinated Noteholder shall be treated as cash distributed to such Lease Trust Certificateholder or Subordinated Noteholder, as the case may be, at the time it is withheld by the Lease Trust for remittance to the appropriate taxing authority. If the Lease Trustee determines that there is a possibility that withholding tax is payable with respect to a distribution, the Lease Trustee may in its sole discretion withhold such amounts in accordance with this Section 5.2(h). In the event that a Lease Trust Certificateholder or Subordinated Noteholder wishes to apply for a refund of any such withholding tax, the Lease Trustee shall reasonably cooperate with such Lease Trust Certificateholder or Subordinated Noteholder in making such claim so long as such Lease Trust Certificateholder or Subordinated Noteholder agrees to reimburse the Lease Trustee for any out- of-pocket expenses incurred.

                 (d) Lease Trustee Not Liable for Losses on Investments. Subject to Section 7.1, the Lease Trustee shall not in any way be held liable by reason of any insufficiency in the Series 1996-1 Payments Account, the Series 1996-1 Collection Account, the Series 1996-1 Payahead Account, the

Certificate Distribution Account or the Cash Collateral Account resulting from any loss on any Permitted Investment or Cash Collateral Account Investment, as applicable, included therein except for losses attributable to the Lease Trustee's failure to make payments on any such Permitted Investments or Cash Collateral Account Investments issued by the Lease Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

                 (e) Indenture Trustee's Duties and Obligations.  The
Indenture Trustee, in such capacity, shall have no duties or obligations to the Subordinated Noteholders or Lease Trust Certificateholders except as set forth in Sections 5.2(a)(ii), (b), (c) and (e)(i).

                 Section 5.3 Method of Payment. (a) Subject to Section 9.1(c), distributions required to be made to Lease Trust Certificateholders on any Semiannual Payment Date shall be made to each Lease Trust Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Lease Trust Certificateholder at a bank or other entity having appropriate facilities therefor, if such Lease Trust Certificateholder shall have provided to the Lease Trust Registrar appropriate written instructions at least five Business Days prior to such Semiannual Payment Date and such Lease Trust Certificateholder's Lease Trust Certificates in the aggregate evidence a denomination of not less than $[1,000,000] (or if such Lease Trust Certificateholder is the Depositor or an Affiliate thereof), or, if not, by check mailed to such Lease Trust Certificateholder at the address of such Lease Trust Certificateholder appearing in the Lease Trust Register.

                 (b) Subject to Section 9.1(c), distributions required to be made to Subordinated Noteholders on any Payment Date or Semiannual Payment Date shall be made to each Subordinated Noteholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Subordinated Noteholder at a bank or other entity having appropriate facilities therefor, if such Subordinated Noteholder shall have provided to the Lease Trust Registrar appropriate written instructions at least five Business Days prior to such Payment Date or Semiannual Payment Date and such Subordinated Noteholder's Subordinated Notes in the aggregate evidence a denomination of not less than $[1,000,000] (or if such Subordinated Noteholder is the Depositor or an Affiliate thereof), or, if not, by check mailed to such Subordinated

Noteholder at the address of such Subordinated Noteholder appearing in the Lease Trust Register.

                 Section 5.4 Accounting and Reports to the Senior Noteholders, Subordinated Noteholders, Lease Trust Certificateholders, the Internal Revenue Service and Others. (a) The Lease Trustee shall, based on information provided by the Depositor, (i) maintain (or cause to be maintained) the books of the Lease Trust on a calendar year basis on the accrual method of accounting (except as required by Annex A), (ii) deliver to each Lease Trust Certificateholder and Subordinated Noteholder such information as may be required by the Code and applicable Treasury Regulations with respect to instruments such as the Lease Trust Certificates or Subordinated Notes, as the case may be, that is consistent with the position that the Lease Trust Certificates (other than the Lease Trust Certificates issued to the Depositor and Ford Credit Leasing pursuant to Section 3.10(a)) will be treated as debt for federal income tax and state income and franchise tax purposes, and (iii) in addition to the Lease Trustee's rights under Section 5.2, take such action as instructed jointly by the holders of the Lease Trust Certificates issued to the Depositor and Ford Credit Leasing pursuant to Section 3.10(a) to collect or cause to be collected and paid over to applicable authorities any withholding tax as described in and in accordance with Section 5.2 or Annex A with respect to income or distributions to Lease Trust Certificateholders or Subordinated Noteholders. The Lease Trustee shall make all elections pursuant to Annex A as directed by the Depositor.

                 (b) The Depositor shall maintain such books and records, and shall prepare and file such reports and returns, as are required pursuant to Sections 2.11, 5.2 and 11.2.

                 Section 5.5 Subordinated Note Events of Default. The following events constitute "Subordinated Note Events of Default" (whatever the reason for such Subordinated Note Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                          (i) default in the payment of any interest on any Subordinated Note when the same becomes due and payable on each Payment Date, and such default shall continue for a period of five days;

                          (ii) default in the payment of the principal of any Subordinated Note at Stated Maturity;

                          (iii) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Lease Trust or any substantial part of the Lease Trust Estate in an involuntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Lease Trust or for any substantial part of the Lease Trust Estate, or the winding-up or liquidation of the Lease Trust's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                          (iv) the commencement by the Lease Trust of a voluntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Lease Trust to the entry of an order for relief in an involuntary case under any such law, or the consent by the Lease Trust to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Lease Trust or for any substantial part of the Lease Trust Estate, or the making by the Lease Trust of any general assignment for the benefit of creditors, or the failure by the Lease Trust generally to pay its debts as such debts become due, or the taking of action by the Lease Trust in furtherance of any of the foregoing.

                 Section 5.6 Acceleration of Maturity. If a Subordinated Note Event of Default should occur and be continuing, then and in each such case the Subordinated Noteholders holding not less than a majority of the Outstanding Amount of the Subordinated Notes may declare all the Subordinated Notes to be immediately due and payable, by a notice in writing to the Lease Trustee, and upon any such declaration the unpaid principal amount of such Subordinated Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable; provided, however, that so long as any Senior Notes are Outstanding, no such declaration of acceleration of the Subordinated Notes is permitted to be made.

                 At any time after a declaration of acceleration of maturity of the Subordinated Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Subordinated Noteholders, the Subordinated Noteholders holding not less than a majority of the Outstanding Amount of the Subordinated Notes, by written notice to the Lease Trustee, may rescind and annul such declaration and its consequences if:

                          (i) the Lease Trust has paid all payments of principal of and interest on all Subordinated Notes and all other amounts that would then be due upon such Subordinated Notes if the Subordinated Note Event of Default giving rise to such acceleration had not occurred; and

                          (ii) all Subordinated Note Events of Default, other than the nonpayment of the principal of the Subordinated Notes that has become due solely by such acceleration, have been cured or waived.

                 No such rescission shall affect any subsequent default or impair any right consequent thereto.

                 Section 5.7 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Senior Notes as provided above, Subordinated Noteholders holding not less than a majority of the Outstanding Amount of the Subordinated Notes may waive any past Subordinated Note Default or Subordinated Note Event of Default and its consequences except a Subordinated Note Default in payment of principal of or interest on any of the Subordinated Notes. In the case of any such waiver, the Lease Trust and the Subordinated Noteholders shall be restored to their former positions and rights under the Subordinated Notes and under this Agreement; but no such waiver shall extend to any subsequent or other Subordinated Note Default or impair any right consequent thereto.

                 Upon any such waiver, such Subordinated Note Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Subordinated Note Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of the Subordinated Notes and this Agreement; but no such waiver shall extend to any subsequent or other Subordinated Note Default or Subordinated Note Event of Default or impair any right consequent thereto.

                                   ARTICLE VI

                     AUTHORITY AND DUTIES OF LEASE TRUSTEE

                 Section 6.1  General Authority.  To the extent permitted by
Section 2.3, the Lease Trustee is authorized and directed to execute and deliver the Basic Documents to which the Lease Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Lease Trust is to be a party, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Lease Trustee's execution thereof and the Depositor's execution of this Agreement, and to direct the Indenture Trustee to authenticate and deliver Senior Notes in the aggregate principal amount not to exceed $___________. In addition to the foregoing, the Lease Trustee is authorized to take all actions required of the Lease Trust pursuant to the Basic Documents. The Lease Trustee is further authorized from time to time to take such action on behalf of the Lease Trust as is permitted by the Basic Documents and which the Administrative Agent recommends with respect to the Basic Documents, except to the extent that this Agreement expressly requires the consent of Lease Trust Certificateholders or Subordinated Noteholders for such action.

                 Section 6.2 General Duties. It shall be the duty of the Lease Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Basic Documents to which it is to be a party and to administer the Lease Trust in the interest of the Lease Trust Certificateholders, subject to the lien of the Indenture and to the obligations of the Lease Trust under the Subordinated Notes, and in accordance with provisions of this Agreement and the other Basic Documents.

                 Section 6.3 Action upon Instruction. (a) Subject to Article IV, the holders of the Lease Trust Certificates issued to the Depositor and Ford Credit Leasing pursuant to Section 3.10(a) may by written instruction, direct the Lease Trustee in the administration of the Lease Trust, subject to, and in accordance with the terms of this Agreement; provided, that no such instruction shall, as evidenced by an Opinion of Counsel, materially adversely affect the Senior Noteholders, Subordinated Noteholder or Lease Trust Certificateholders.

                 (b) The Lease Trustee shall not be required to take any action hereunder or under any Basic Document if the Lease Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Lease Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

                 (c) Whenever the Lease Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, the Lease Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Lease Trust Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Lease Trustee acts in good faith in accordance with any written instruction of the Lease Trust Certificateholders holding not less than a majority of the Aggregate Certificate Balance, the Lease Trustee shall not be liable on account of such action to any Person. If the Lease Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Lease Trust Certificateholders, and shall have no liability to any Person for such action or inaction.

                 (d) In the event that the Lease Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or any other Basic Document permits any determination by the Lease Trustee or is silent or is incomplete as to the course of action that the Lease Trustee is required to take with respect to a particular set of facts, the Lease Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Lease Trust Certificateholders requesting instruction and, to the extent that the Lease Trustee acts or refrains from acting in good faith in accordance with any such instruction received from Lease Trust Certificateholders holding not less than a majority of the Aggregate Certificate Balance and in accordance with Sections 6.4 and 6.5, the Lease Trustee shall not be liable, on account of such action or inaction, to any Person. If the Lease Trustee shall not have received appro-priate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Lease Trust Certificateholders, and shall have no liability to any Person for such action or inaction.

                 Section 6.4 No Duties Except as Specified in this Agreement or in Instructions. The Lease Trustee shall not have any right, duty, or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Lease Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Lease Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Lease Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Lease Trustee. The Lease Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any ownership or security interest in the Lease Trust Estate or to prepare or file any Securities and Exchange Commission filing, if any, for the Lease Trust or to record this Agreement or any other Basic Document. The Lease Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens (other than the lien of the Indenture) on any part of the Lease Trust Estate that result from actions by, or claims against, the Lease Trustee that are not related to the ownership or the administration of the Lease Trust Estate.

                 Section 6.5 No Action Unless Specifically Authorized. The Lease Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Lease Trust Estate except (a) in accordance with the powers granted to and the authority conferred upon the Lease Trustee pursuant to this Agreement, (b) in accordance with the other Basic Documents to which the Lease Trust or the Lease Trustee is a party and (c) in accordance with any document or instruction delivered to the Lease Trustee pursuant to Section 6.3. In particular, the Lease Trustee shall not transfer, sell, pledge, assign or convey the Series 1996-1

Certificates except as specifically required or permitted by the Basic
Documents.

                 Section 6.6 Restrictions. The Lease Trustee shall not take any action (a) that is contrary to the purposes of the Lease Trust set forth in
Section 2.3 or (b) that, to the actual knowledge of the Lease Trustee, would
(i) affect the treatment of the Senior Notes as debt for federal income tax purposes, (ii) be deemed to cause a taxable exchange of the Senior Notes for federal income tax purposes or (iii) cause the Lease Trust, the Depositor or FCTT or any portion thereof to be taxable as an association or publicly traded partnership taxable as a corporation for federal or Delaware income tax purposes. The Lease Trust Certificateholders and Subordinated Noteholders shall not direct the Lease Trustee to take action that would violate the provisions of this Section 6.6.


                                  ARTICLE VII

                          CONCERNING THE LEASE TRUSTEE

                 Section 7.1 Acceptance of Trusts and Duties. The Lease Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Lease Trustee also agrees to disburse all moneys actually received by it constituting part of the Lease Trust Estate upon the terms of this Agreement and the other Basic Documents to which the Lease Trust or the Lease Trustee is a party. The Lease Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct, bad faith or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Lease Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                 (a) the Lease Trustee shall not be liable for any error of judgment made by a responsible officer of the Lease Trustee;

                 (b) the Lease Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of any Lease Trust Certificateholder or Subordinated Noteholder, the Indenture Trustee, the Depositor or the Administrative Agent;

                 (c) no provision of this Agreement or any other Basic Document shall require the Lease Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document if the Lease Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                 (d) under no circumstances shall the Lease Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Senior Notes, the Subordinated Notes or the Lease Trust Certificates;

                 (e) the Lease Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Lease Trust Estate or for or in respect of the validity or sufficiency of the other Basic Documents, other than the certificates of authentication on the Lease Trust Certificates and the Subordinated Notes, and the Lease Trustee shall in no event be deemed to have assumed or incurred any liability, duty or obligation to any Senior Noteholder, Subordinated Noteholder or Lease Trust Certificateholder or any third party dealing with the Lease Trust or the Lease Trust Estate, other than as expressly provided for herein and in the other Basic Documents;

                 (f) the Lease Trustee shall not be liable for the misfeasance, malfeasance or nonfeasance of the Administrative Agent, the Depositor or the Indenture Trustee, under any of the Basic Documents or otherwise, and the Lease Trustee shall have no obligation or liability to perform the obligations of the Lease Trust under this Agreement or the Basic Documents that are required to be performed by the Administrative Agent under the Administrative Agency Agreement or the Series 1996-1 Supplement, the Depositor under the Transfer Agreement or the Program Operating Lease, or the Indenture Trustee under the Indenture; and

                 (g) the Lease Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of any of the Lease Trust Certificateholders or Subordinated Noteholders, unless such

Lease Trust Certificateholders or Subordinated Noteholders, as the case may be, have offered to the Lease Trustee security or indemnity satisfactory to it against the Expenses that may be incurred by the Lease Trustee therein or thereby. The right of the Lease Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Lease Trustee shall not be answerable for other than its bad faith, negligence or willful misconduct in the performance of any such act.

                 Section 7.2 Furnishing of Documents. The Lease Trustee shall furnish to any Lease Trust Certificateholder or Subordinated Noteholder promptly upon receipt of a written request by such Lease Trust Certificateholder or Subordinated Noteholder (at the expense of the requesting Lease Trust Certificateholder or Subordinated Noteholder) therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Lease Trustee under the Basic Documents.

                 Section 7.3 Representations and Warranties. The Lease Trustee hereby represents and warrants to the Depositor, for the benefit of the Lease Trust Certificateholders and Subordinated Noteholders, that:

                 (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                 (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

                 (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Lease Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

                 (d) This Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding agreement of it, enforceable against the Lease Trustee in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                 Section 7.4 Reliance; Advice of Counsel. (a) The Lease Trustee may rely upon, and shall be protected in relying upon, and shall incur no liability to anyone in acting or refraining from acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Lease Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Lease Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Lease Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                 (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Lease Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Lease Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Lease Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Lease Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any other Basic Document.

                 Section 7.5 Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created PNC Bank, Delaware acts solely as Lease Trustee hereunder and not in its individual capacity and all Persons having any claim against the Lease Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Lease Trust Estate for payment or satisfaction thereof.

                 Section 7.6 Lease Trustee Not Liable for Lease Trust Certificates or Subordinated Notes. The recitals contained herein and in the Lease Trust Certificates and the Subordinated Notes (other than the signature and countersignature of the Lease Trustee on the Lease Trust Certificates and the Subordinated Notes and its representations and warranties in Section 7.3) shall be taken as the statements of the Depositor and the Lease Trustee assumes no responsibility for the correctness thereof. The Lease Trustee makes no representations as to the validity or sufficiency of this Agreement, of any other Basic Document or of the Lease Trust Certificates or Subordinated Notes (other than the signature and countersignature of the Lease Trustee on the Lease Trust Certificates and Subordinated Notes) or the Senior Notes or any offering document relating to any of them. The Lease Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any Basic Document to which the Lease Trustee is to be a party (except for enforceability against the Lease Trustee), or the perfection and priority of any security interest created by or under any Basic Document, or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Lease Trust Estate or its ability to generate the payments to be distributed to Subordinated Noteholders or Lease Trust Certificateholders under this Agreement or the Senior Noteholders under the Indenture, or for the validity of the transfer of the Series 1996-1 Certificates to the Lease Trust pursuant to the Transfer Agreement, or for the lease of the Series 1996-1 Certificates to RCL Trust 1996-1 pursuant to the Program Operating Lease, or for the compliance by the Depositor or the Administrative Agent with any warranty or representation made under any Basic Document or for the accuracy of any such warranty or representation or for any action of the Administrative Agent or the Indenture Trustee taken in the name of the Lease Trustee.

                 Section 7.7 Lease Trustee May Own Lease Trust Certificates, Subordinated Notes and Senior Notes. The Lease Trustee in its individual or any other capacity may become the owner or pledgee of Lease Trust Certificates, Subordinated Notes or Senior Notes and may deal with the Depositor, the Administrative Agent and the Indenture Trustee, and their respective Affiliates, in banking transactions with the same rights as it would have if it were not Lease Trustee.


                                  ARTICLE VIII

                         COMPENSATION OF LEASE TRUSTEE

                 Section 8.1 Lease Trustee's Fees and Expenses. The Lease Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Lease Trustee. The Administrative Agent (in exchange for receipt of the Series 1996-1 Administrative Fee) has agreed pursuant to the Series 1996-1 Supplement to pay such fees of the Lease Trustee as are agreed upon by the Depositor and the Lease Trustee, and shall reimburse the Lease Trustee for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Lease Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder. The Administrative Agent shall make no claim upon the Lease Trust Estate for the payment or reimbursement of such fees and expenses.

                 Section 8.2 Indemnification. The holders of the Lease Trust Certificates and Subordinated Notes issued to and required to be retained by the Depositor and Ford Credit Leasing pursuant to Section 3.10 shall be liable as primary obligor for, and shall indemnify the Lease Trustee and its successors, assigns, agents, servants, officers and employees (collectively, the "Indemnified Parties") from and against any Expenses which may at any time be imposed on, incurred by, or asserted against the Lease Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the other Basic Documents, the Lease Trust Estate, the administration of the Lease Trust Estate or the action or inaction of the Lease Trustee hereunder, except only that the holders of such Lease Trust Certificates shall not be liable for or required to indemnify the Lease Trustee from and against Expenses arising or resulting from any of the matters described in the second clause of the third sentence of Section
7.1. The indemnities contained in this Section 8.2 shall survive the resignation or termination of the Lease Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 8.2, the Lease Trustee's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld. The holders of the Lease Trust Certificates and Subordinated Notes issued to and required to be retained by the Depositor and Ford Credit Leasing pursuant to Section 3.10 shall make no claim upon the Lease Trust Estate for the payment of such Expenses.


                                   ARTICLE IX

                         TERMINATION OF TRUST AGREEMENT

                 Section 9.1 Termination of Trust Agreement. (a) This Agreement (other than Article VIII) and the Lease Trust shall terminate and be of no further force or effect, (i) upon the final distribution by the Lease Trustee of all moneys or other property or proceeds of the Lease Trust Estate in accordance with the terms of the Indenture and this Agreement or (ii) at the times provided in Section 9.2 or 9.3. The bankruptcy, liquidation, dissolution, or termination, death or incapacity of any Subordinated Noteholder or Lease Trust Certificateholder, other than the holders of the Lease Trust Certificates and Subordinated Notes issued to and required to be retained by the Depositor and Ford Credit Leasing pursuant to Section 3.10 as described in
Section 9.2 or 9.3, shall not (x) operate to terminate this Agreement or the Lease Trust, nor (y) entitle such Subordinated Noteholder's or Lease Trust Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Lease Trust or Lease Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

                 (b) Except as provided in Section 9.1(a), none of the Depositor, any Lease Trust Certificateholder or any Subordinated Noteholder shall be entitled to revoke or terminate the Lease Trust.

                 (c) Notice of any termination of the Lease Trust Agreement pursuant to Section 9.1(a) shall be given by the Lease Trustee by letter to Lease Trust Certificateholders and Subordinated Noteholders mailed within five Business Days of receipt of notice of such termination from the Administrative Agent, stating (i) the Payment Date upon or with respect to which final payment of the Subordinated Notes and Lease Trust Certificates shall be made upon presentation and surrender of the Subordinated Notes and Lease Trust Certificates at the office of the Lease Trust Paying Agent therein designated,
(ii) the amount of any such final payment with respect to the Subordinated Notes or Lease Trust Certificates, as applicable; and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Subordinated Notes and Lease Trust Certificates at the office of the Lease Trust Paying Agent therein specified. The Lease Trustee shall give such notice to the Lease Trust Registrar (if other than the Lease Trustee) and the Lease Trust Paying Agent at the time such notice is given to Subordinated Noteholders and Lease Trust Certificateholders. Upon presentation and surrender of the Subordinated Notes or the Lease Trust Certificates, the Lease Trust Paying Agent shall cause to be paid to Subordinated Noteholders or Lease Trust Certificateholders, as applicable, amounts payable to them on such Payment Date pursuant to Section 5.2.

                 In the event that all of the Subordinated Noteholders and Lease Trust Certificateholders shall not surrender their Subordinated Notes or Lease Trust Certificates, as the case may be, for cancellation within six months after the date specified in the above mentioned written notice, the Lease Trustee shall give a second written notice to the remaining Subordinated Noteholders and Lease Trust Certificateholders to surrender their Subordinated Notes or Lease Trust Certificates, as the case may be, for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Subordinated Notes or Lease Trust Certificates shall not have been surrendered for cancellation, the Lease Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Subordinated Notes or Lease Trust Certificateholders, as the case may be, concerning surrender of their Subordinated Notes or Lease Trust Certificates, as applicable, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Lease Trust after exhaustion of such remedies shall be distributed by the Lease Trustee to the Edison Institute in Dearborn, Michigan.

                 Section 9.2 Dissolution upon Bankruptcy of the Depositor or Ford Credit Leasing. In the event that a Bankruptcy, insolvency, or termination shall occur with respect to a holder of a Lease Trust Certificate or a Subordinated Note issued to and required to be retained by the Depositor and Ford Credit Leasing pursuant to Section 3.10(a), this Agreement and the Lease Trust shall terminate in accordance with Section 9.1. Promptly after the occurrence of any Bankruptcy, insolvency, or termination with respect to a holder of such a Lease Trust Certificate or Subordinated Note, (i) the Depositor or Ford Credit Leasing, as the case may be, shall give the Indenture Trustee, the Lease Trustee and the Rating Agencies written notice of such Bankruptcy, insolvency, or termination, (ii) the Lease Trustee shall, upon the receipt of such written notice from the Depositor or Ford Credit Leasing, give prompt written notice to the Subordinated Noteholders and Lease Trust Certificateholders of the occurrence of such Bankruptcy, insolvency, or termination and (iii) the Indenture Trustee shall, upon receipt of written notice of such Bankruptcy, insolvency, or termination from the Lease Trustee, the Depositor or Ford Credit Leasing, give prompt written notice to the Senior Noteholders of the occurrence of such Bankruptcy, insolvency, or termination; provided, however, that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, a termination of the Lease Trust pursuant to the first sentence of this Section 9.2. Upon the receipt of such notice or actual knowledge of a termination pursuant to this Section 9.2, the Lease Trustee shall promptly sell, or if the lien of the Indenture is outstanding shall direct the Indenture Trustee promptly to sell, the assets of the Lease Trust (other than the Series 1996-1 Payments Account) in a commercially reasonable manner and on commercially reasonable terms. In connection with any such sale the Series 1996-1 Assets shall be distributed out of FCTT and the purchaser shall take delivery of such Series 1996-1 Assets and, with respect to the Series 1996-1 Leased Vehicles, shall cause the related Certificates of Title to be reregistered in the name of or at the direction of the purchaser. The proceeds of such sale shall be deposited in the Series 1996-1 Payments Account for distribution in accordance with the terms of the Indenture and the Lease Trust Agreement. The Lease Trustee has no liability with respect to the procedures of the Indenture Trustee in connection with such sale or the sufficiency or adequacy of the proceeds therefrom.

                 Section 9.3 Redemption of the Subordinated Notes; Prepayment of the Lease Trust Certificates.

                 (a) The Subordinated Notes shall be redeemed in whole, but not in part, at the Redemption Price and the Lease Trust Certificates shall be prepaid in whole, but not in part, at the Prepayment Price on any Payment Date on which the Administrative Agent exercises its option to purchase the Series 1996-1 Certificates pursuant to Section 7.1 of the Series 1996-1 Supplement; provided, however, that the Lease Trust has available funds sufficient to pay the Redemption Price and the Prepayment Price. The Administrative Agent or the Lease Trustee shall furnish the Rating Agencies notice of such redemption and prepayment. In accordance with Section 7.1 of the Series 1996-1 Supplement, if any of the Senior Notes are outstanding on the Redemption Date, then on the Business Day preceding the Redemption Date the Administrative Agent shall deposit the Series 1996-1 Asset Amount plus an amount equal to one month's interest at a rate equal to the weighted average Retail Operating Lease Factor for such Series 1996-1 Assets in the Series 1996-1 Collection Account, and if none of the Senior Notes are outstanding on the Redemption Date, then on the Business Day preceding the Redemption Date the Administrative Agent shall deposit the Series 1996-1 Asset Amount plus an amount equal to one month's interest at a rate equal to the weighted average Retail Operating Lease Factor for such Series 1996-1 Assets in the Series 1996-1 Payments Account, whereupon all of the Subordinated Notes and Lease Trust Certificates shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 9.3(b) to each Subordinated Noteholder and Lease Trust Certificateholder, as the case may be.

                 (b) Notice of redemption or prepayment under Section 9.3(a) shall be given by the Lease Trustee by facsimile or by first-class mail, postage prepaid, transmitted or mailed at least thirty days prior to the Redemption Date to each Subordinated Noteholder and Lease Trust Certificateholder, on the Record Date preceding the Redemption Date, at address of such Subordinated Noteholder or Lease Trust Certificateholder, as the case may be, appearing in the Lease Trust Register.

                 All notices of redemption or prepayment shall state:

                          (i)  the Redemption Date;

                          (ii) the Redemption Price or Prepayment Price, as applicable; and

                          (iii) the place where the Subordinated Notes and Lease Trust Certificates are to be surrendered for payment of the Redemption Price or Prepayment Price, as applicable (which shall be the office or agency of the Lease Trustee to be maintained as provided in Section 3.8).

                 Notice of redemption of the Subordinated Notes and of prepayment of the Lease Trust Certificates shall be given by the Lease Trustee in the name and at the expense of the Lease Trust. Failure to give notice of redemption or prepayment, or any defect therein, to any Subordinated Noteholder or Lease Trust Certificateholder, as the case may be, shall not impair or affect the validity of the redemption or prepayment of any other Subordinated Note or Lease Trust Certificate, as applicable.

                 (c) The Subordinated Notes to be redeemed shall, following notice of redemption as required by Section 9.3(b) on the Redemption Date become due and payable at the Redemption Price and (unless the Lease Trust shall default the Redemption Price) no interest shall accrue on the Redemption Price for any period from and including the Redemption Date. The Lease Trust Certificates to be prepaid shall, following notice of prepayment as required by
Section 9.3(b) on the Redemption Date become due and payable at the Prepayment Price and (unless the Lease Trust shall default in the payment of the Prepayment Price) no interest shall accrue on the Prepayment Price for any period from and including the Redemption Date.


                                   ARTICLE X

             SUCCESSOR LEASE TRUSTEES AND ADDITIONAL LEASE TRUSTEES

                 Section 10.1 Eligibility Requirements for Lease Trustee. The Lease Trustee shall at all times be authorized to exercise corporate trust powers and be a Person with a long term debt rating of at least Baa3 (or its equivalent) by Moody's Investors Service, Inc. (or is otherwise acceptable to Rating Agencies) and having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or State authorities. If such Person shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.1, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Lease Trustee shall cease to be eligible in accordance with the provisions of this Section 10.1, the Lease Trustee shall resign immediately in the manner and with the effect specified in
Section 10.2.

                 Section 10.2 Resignation or Removal of Lease Trustee. The Lease Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrative Agent, the Depositor, the Subordinated Noteholders and the Lease Trust Certificateholders. The Lease Trustee shall not be obligated to accept record title to the Series 1996-1 Leased Vehicles (or part thereof) after notice of resignation but before appointment of a successor and shall have no liability to any Person (including any Subordinated Noteholder or Lease Trust Certificateholder) as a result of such inaction. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Lease Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Lease Trustee and one copy to the successor Lease Trustee. If no successor Lease Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Lease Trustee may petition any court of competent jurisdiction for the appointment of a successor Lease Trustee.

                 If at any time the Lease Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Administrative Agent, the Depositor or Lease Trust Certificateholders holding not less than a majority of the Aggregate Certificate Balance, or if at any time the Lease Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Lease Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Lease Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrative Agent, the Depositor or such Lease Trust Certificateholders may remove the Lease Trustee. If the Administrative Agent, the Depositor or Lease Trust Certificateholders holding not less than a majority of the Aggregate Certificate Balance shall remove the Lease Trustee under the authority of the immedi-ately preceding sentence, the Administrative Agent or the Depositor shall promptly appoint a successor Lease Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Lease Trustee so removed and one copy to the successor Lease Trustee.

                 Any resignation or removal of the Lease Trustee and appointment of a successor Lease Trustee pursuant to any of the provisions of this Section 10.2 shall not become effective until acceptance of appointment by the successor Lease Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Lease Trustee. The Depositor shall provide notice of such resignation or removal of the Lease Trustee to each of the Rating Agencies, the Indenture Trustee, the Subordinated Noteholders and the Lease Trust Certificateholders.

                 Section 10.3 Successor Lease Trustee. Any successor Lease Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Administrative Agent and to its predecessor Lease Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Lease Trustee shall become effective and such successor Lease Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Lease Trustee. The predecessor Lease Trustee shall upon payment of its fees and expenses deliver to the successor Lease Trustee all documents and statements and monies held by it under this Agreement; and the Depositor and the predecessor Lease Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Lease Trustee all such rights, powers, duties and obligations.

                 No successor Lease Trustee shall accept appointment as provided in this Section 10.3 unless at the time of such acceptance such successor Lease Trustee shall be eligible pursuant to Section 10.1.

                 Upon acceptance of appointment by a successor Lease Trustee pursuant to this Section 10.3, the Depositor shall mail notice of the successor of such Lease Trustee to all Subordinated Noteholders and Lease Trust Certificateholders, the Indenture Trustee, and the Rating Agencies. If the Depositor shall fail to mail such notice within 10 days after acceptance of appointment by the successor Lease

Trustee, the successor Lease Trustee shall cause such notice to be mailed at the expense of the Depositor.

                 Section 10.4 Merger or Consolidation of Lease Trustee. Any Person into which the Lease Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Lease Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Lease Trustee, shall be the successor of the Lease Trustee hereunder, provided such Person shall be eligible pursuant to Section 10.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, further that the Lease Trustee shall mail notice of such merger, conversion, or consolidation to the Rating Agencies, the Indenture Trustee, the Subordinated Noteholders and the Lease Trust Certificateholders.

                 Section 10.5 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provision of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Lease Trust Estate may at the time be located, the Depositor and the Lease Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act as co-trustee, jointly with the Lease Trustee, or separate trustee or separate trustees, of all or any part of the Lease Trust Estate, and to vest in such Person, in such capacity, such title to the Lease Trust, or any part thereof, and, subject to the other provisions of this Section 10.5, such powers, duties, obligations, rights and trusts as the Depositor and the Lease Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Lease Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to
Section 10.3.

                 Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                 (a) all rights, powers, duties and obligations conferred or imposed upon the Lease Trustee shall be conferred upon and exercised or performed by the Lease Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Lease Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Lease Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Lease Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Lease Trustee;

                 (b) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                 (c) jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

                 Any notice, request or other writing given to the Lease Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Lease Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Lease Trustee. Each such instrument shall be filed with the Lease Trustee and a copy thereof given to the Administrative Agent and the Depositor.

                 Any separate trustee or co-trustee may at any time appoint the Lease Trustee, its agent or attorney-in- fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Lease Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.


                                   ARTICLE XI

                                  TAX MATTERS

                 Section 11.1 Income Tax Characterization. (a) It is the intention of the parties hereto that the Lease Trust not constitute a separate entity for federal income tax or state income or franchise taxes. If, however, the Lease Trust is characterized as a separate entity for federal income tax purposes, it is the intention of the parties that it qualify as a partnership for such purposes.

                 (b) It is the intent of the Depositor and Lease    Trust
Certificateholders that the Lease Trust Certificates be treated as indebtedness of the Depositor and Ford Credit Leasing for purposes of federal income tax or state income and franchise taxes. If, however, the Lease Trust is characterized as a separate entity and the Lease Trust Certificates are not characterized as indebtedness of such entity for federal income tax purposes, it is the intention of the parties that the Lease Trust qualify as a partnership for such purposes and the Lease Trust Certificateholders (including the Depositor and Ford Credit Leasing) will be treated as partners in that partnership. The Depositor, Ford Credit Leasing, and the other Lease Trust Certificateholders, by acceptance of a Lease Trust Certificate, agree to take no action inconsistent with such tax treatment of the Lease Trust Certificates.

                 (c) It is the intent of the Depositor and Subordinated Noteholders that the Subordinated Notes be treated as a direct ownership interest in the assets of the Lease Trust for purposes of federal income tax or state income and franchise taxes. If, however, the Lease Trust is characterized as a separate entity for federal income tax purposes, it is the intention of the parties that it qualify as a partnership for such purposes and the Subordinated Noteholders (including the Depositor) will be treated as partners in that partnership. The Depositor and the other Subordinated Noteholders, by acceptance of a Subordinated Note, agree to take no action inconsistent with such tax treatment of the Subordinated Notes.

                 Section 11.2 Annex A. The provisions of Annex A are intended to apply to the extent the Lease Trust is clas-sified as a partnership for federal income tax purposes. Annex A shall be considered to be a part of this Agreement for all purposes. The Administrative Agent, on behalf of the Lease Trust, will maintain books and records sufficient to effectuate the provisions of Annex A.


                                  ARTICLE XII

                                 MISCELLANEOUS

                 Section 12.1  Supplements and Amendments.

                 (a) Without Consent of the Senior Noteholders, Subordinated Noteholders or Lease Trust Certificateholders. This Agreement may be amended by the Depositor and the Lease Trustee, with prior written notice by the Depositor to the Rating Agencies, without the consent of any of the Senior Noteholders, Subordinated Noteholders or Lease Trust Certificateholders, to cure any ambiguity or defect, to correct or supplement any provisions in this Agreement, to add any provisions to or change in any manner or eliminate any of the provisions in this Agreement or to modify in any manner the rights of the Senior Noteholders, Subordinated Noteholders or Lease Trust Certificateholders; provided, however, that such action shall not, (i) as evidenced by an Opinion of Counsel, materially adversely affect the interests of the Indenture Trustee, any Senior Noteholder, Subordinated Noteholder or Lease Trust Certificateholder unless 100% of the holders of the Senior Notes, the Subordinated Notes and the Lease Trust Certificates materially adversely affected thereby have consented to such amendment, (ii) as confirmed by each Rating Agency then rating the Senior Notes and the Lease Trust Certificates, cause the then current rating of either Class of Senior Notes or the Lease Trust Certificates to be withdrawn or reduced or (iii) cause the Lease Trust, the Depositor or FCTT to be taxable as an "association" or publicly traded partnership taxable as a corporation for federal income tax purposes.

                 (b) With Consent of the Senior Noteholders, Subordinated Noteholders and Lease Trust Certificateholders. This Agreement may also be amended from time to time by the Depositor and the Lease Trustee, with prior written notice to the Rating Agencies, with the consent of Senior Noteholders holding not less than a majority of the Outstanding Amount of the Senior Notes and, to the extent affected thereby, the consent of Subordinated Noteholders holding not less than a majority of the Outstanding Amount of the Subordinated Notes and the consent of Lease Trust Certificateholders holding not less than a majority of the Aggregate Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Senior Noteholders, Subordinated Noteholders or Lease Trust Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of distributions that are required to be made for the benefit of the Senior Noteholders, Subordinated Noteholders or Lease Trust Certificateholders, or (b) reduce the percentage of the Outstanding Amount of the Senior Notes and Subordinated Notes and the Aggregate Certificate Balance of the Lease Trust Certificates required to consent to any such amendment, without the consent of the holders of 100% of the Outstanding Amount of the Senior Notes or Subordinated Notes or of 100% of the Aggregate Certificate Balance, as the case may be, and provided, further that an Opinion of Counsel shall be furnished to the Indenture Trustee and the Lease Trustee to the effect that such amendment shall not (i) affect the treatment of the Senior Notes as debt for federal income tax purposes, (ii) be deemed to cause a taxable exchange of the Senior Notes for federal income tax purposes or (iii) cause the Lease Trust or the Series 1996-1 Certificates to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

                 (c) With Respect to Certain Tax Matters. Notwithstanding the foregoing, this Agreement may be amended at any time by the Depositor (acting at the direction of Ford Credit and Ford Credit Leasing) and the Lease Trustee to the extent reasonably necessary to assure that none of FCTT, the Lease Trust or the Depositor will be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

                 (d) General Matters Concerning Amendments and Consents. The Lease Trustee and the Depositor shall provide prior written notice of any such amendment to each Rating Agency, and promptly after the execution of any such amendment or consent, the Lease Trustee shall furnish written notification of the substance of such amendment or consent to each Lease Trust Certificateholder, each Subordinated Noteholder and the Indenture Trustee.

                 It shall not be necessary for the consent of the Lease Trust Certificateholders, the Subordinated

Noteholders, the Senior Noteholders or the Indenture Trustee pursuant to this
Section 12.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Subordinated Noteholders or Lease Trust Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Subordinated Noteholders or Lease Trust Certificateholders shall be subject to such reasonable requirements as the Lease Trustee may prescribe.

                 Prior to the execution of any amendment to this Agreement, the Lease Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Lease Trustee may, but shall not be obligated to, enter into any such amendment which affects the Lease Trustee's own rights, duties or immunities under this Agreement or otherwise.

                 Section 12.2 No Legal Title to Lease Trust Estate in Lease Trust Certificateholders or Subordinated Noteholders. (a) The Lease Trust Certificateholders shall not have legal title to any part of the Lease Trust Estate. The Lease Trust Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest in the Least Trust only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Lease Trust Certificateholders to and in their ownership interest in the Lease Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Lease Trust Estate.

                 (b) The Subordinated Noteholders shall not have legal title to any part of the Lease Trust Estate. The Subordinated Noteholders shall be entitled to receive payments with respect to their Subordinated Notes only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Subordinated Noteholders to and in their Subordinated Notes shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Lease Trust Estate.

                 Section 12.3  Limitations on Rights of Others.  Except for
Section 2.7, the provisions of this Agreement are solely for the benefit of the Lease Trustee, the Depositor, the Subordinated Noteholders, the Lease Trust Certificateholders, the Administrative Agent, the Indenture Trustee and the Senior Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Lease Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                 Section 12.4 Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that service of process in connection with any litigation hereunder shall be effected in accordance with applicable law and that notice to the Lease Trustee shall be deemed given only upon actual receipt by the Lease Trustee), or, as to each party, at the address of such party specified below or at such other address as shall be designated by such party in a written notice to each other party.

                          1)  If to the Lease Trustee:

                              PNC Bank, Delaware
                              222 Delaware Avenue
                              Wilmington, Delaware 19801
                              Attention:  Michael B. McCarthy

                          2)  If to the Depositor:

                              RCL Trust 1996-1
                              c/o First Union Bank of Delaware
                              One Rodney Square
                              920 King Street
                              Wilmington, Delaware 19801
                              Attention:  Trust Department

                              with a copy to:

                              First Union National Bank
                              of North Carolina
                              230 South Tryon Street CMC-9
                              Charlotte, North Carolina 28288
                              Attention: Pablo de La Canal

                 (b) Any notice required or permitted to be given to a Subordinated Noteholder or Lease Trust Certificateholder shall be given by first-class mail, confirmed, facsimile or overnight courier, postage prepaid, at the address of such Subordinated Noteholder or Lease Trust Certificateholder as shown in the Lease Trust Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Subordinated Noteholder or Lease Trust Certificateholder receives such notice.

                 Section 12.5 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 Section 12.6 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                 Section 12.7 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Lease Trustee and its successors, each Subordinated Noteholder and its successors and permitted assigns and each Lease Trust Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Subordinated Noteholder or Lease Trust Certificateholder shall bind the successors and assigns of such Subordinated Noteholder or Lease Trust Certificateholder.

                 Section 12.8 No Petition. The Lease Trustee and the Depositor, by entering into this Agreement, each Lease Trust Certificateholder, by accepting a Lease Trust Certificate, each Subordinated Noteholder, by accepting a Subordinated Note, the Indenture Trustee and each Senior Noteholder by accepting the benefits of this Agreement, hereby covenants and agrees that, for a period of one year and one day after payment in full of the Series 1996-1 Certificates, they will not at any time institute against the Depositor or the Lease Trust or join in any institution against, the Depositor or the Lease Trust of any bankruptcy, reorganiza-tion, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Lease Trust Certificates, the Subordinated Notes, the Senior Notes, this Agreement or any of the other Basic Documents; provided, however, that Senior Noteholders holding 100% of the Outstanding Amount of the Senior Notes, or if the Senior Notes have been paid in full, Subordinated Noteholders holding 100% of the Outstanding Amount of the Subordinated Notes or Lease Trust Certificate holders holding 100% of the Aggregate Certificate Balance (in each case, excluding Ford Credit Leasing, the Depositor or any of their Affiliates and any Senior Notes, Subordinated Notes or Lease Trust Certificates held by any of them) may at any time institute, or join in any institution of, any such proceeding against the Lease Trust or the Depositor.

                 The Lease Trustee and the Depositor, by entering into this Agreement, each Lease Trust Certificateholder, by accepting a Lease Trust Certificate, each Subordinated Noteholder, by accepting a Subordinated Note, and each Senior Noteholder, by accepting the benefits of this Agreement, hereby covenants that for a period of one year and one day after payment in full of all amounts due under any Series of Specified Beneficial Certificates, including the Series 1996-1 Certificates, they will not institute or join in the instituting, any Bankruptcy, reorganization, insolvency or liquidation proceeding against Ford Credit Leasing without the consent of 100% of the Holders (excluding Ford Credit Leasing, the Lease Trust or any of their respective Affiliates) of the then outstanding Specified Beneficial Certificates.

                 Section 12.9 No Recourse. Each Lease Trust Certificate and each Subordinated Note entitles the holder thereof to the respective rights and benefits set forth in this Agreement and in the Lease Trust Certificates or the Subordinated Notes, as applicable. The Lease Trust Certificates and the Subordinated Notes do not represent interests in or obligations of the Administrative Agent, the Depositor, the Lease Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Lease Trust Certificates, the Subordinated Notes or the other Basic Documents.

                 Section 12.10 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                 Section 12.11 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 IN WITNESS WHEREOF the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                      PNC BANK, DELAWARE
                                      not in its individual capacity but
                                      solely as Lease Trustee


                                      By:
                                             -----------------------------
                                             Name:   Michael B. McCarthy
                                             Title:  Vice President


                                      RCL TRUST 1996-1

                                      By:    FIRST UNION BANK OF DELAWARE,
                                             not in its individual capacity
                                             but solely as trustee of RCL
                                             Trust 1996-1

                                      By:
                                             ------------------------------
                                             Name:
                                             Title:

ANNEX A

                              Partnership Matters

                 This Annex A contains provisions accounting for income, gain, loss, and deductions of the Lease Trust in the event it is classified as a partnership for federal income tax purposes. The Depositor, on behalf of the Lease Trust, shall at all times maintain records sufficient to enable it to calculate Capital Account balances in accordance with the provisions of this Annex A. This Annex A shall be considered to be a part of the Lease Trust Agreement for all purposes.

         Section 1. Definitions. The following capitalized terms shall have meanings set forth below:

         "Adjusted Capital Account Deficit" means the deficit balance, if any, in any Lease Trust Certificateholder's Capital Account as of the end of the relevant Fiscal Year after: (a) crediting to such Capital Account any amounts which such Lease Trust Certificateholder is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to Section Section 1.704-1(b)(2)(ii)(c), 1.704-1(b)(2)(ii)(h),
1.704-2(g) or 1.704-2(i)(5) of the Treasury Regulations and (b) debiting to such Capital Account the items described in Section Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations. This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations (captioned "Alternate Test for Economic Effect") and shall be interpreted consistently therewith.

         "Adjusted Fair Market Value" means with respect to any item of Lease Trust property, the greater of (i) the fair market value of such property or
(ii) the amount of any nonrecourse indebtedness to which such property is subject within the meaning of Section 7701(g) of the Code.

         "Capital Account" means the account maintained for each Lease Trust Certificateholder as provided in Section 4.

         "Capital Contribution" means the amount of cash or the Gross Asset Value of property contributed to the Lease Trust by any Lease Trust Certificateholder. Upon initial sale of the Lease Trust Certificates, the Capital Contribution of each Lease Trust Certificateholder (other than the holders of the Lease Trust Certificates issued to the Depositor and





                                    Annex-1

Ford Credit Leasing pursuant to Section 3.10(a) of the Agreement) shall equal the amount paid by such Lease Trust Certificateholder for its Lease Trust Certificates. The initial Capital Contribution of the Depositor and Ford Credit Leasing, as holders of the Lease Trust Certificateholders issued to them pursuant to Section 3.10(a) of the Agreement, shall consist of their respective shares of (i) the fair market value of the Series 1996-1 Certificates, and (ii) the amount deemed to be contributed on the Closing Date pursuant to Section 2(c) of the Transfer Agreement for payment of certain expenses.

         "Certificateholder Nonrecourse Debt" means "partner nonrecourse debt" within the meaning of Section 1.704-2(b)(4) of the Treasury Regulations.

         "Certificateholder Nonrecourse Deductions"  means "partner nonrecourse
deductions" within the meaning of Section Section   1.704-2(i)(1) and (2) of
the Treasury Regulations.

         "Depreciation" means, for each fiscal or other period, an amount equal to the depreciation, amortization or other cost recovery deductions allowable with respect to an asset for such year or period under the Code, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value or any reasonable method selected by the Depositor.

         "Fiscal Year" means the taxable year of the Lease Trust which, except in the case of a short taxable year, shall be the year as is required by
Section  706(b) of the Code.

         "Gross Asset Value" means, with respect to any asset, such asset's adjusted basis for federal income tax purposes except as follows:

         (a) The initial Gross Asset Value of any asset contributed by a Lease Trust Certificateholder to the Lease Trust shall be the gross fair market value of such asset at the time of contribution, as





                                    Annex-2
                 determined by the contributing Lease Trust Certifi-cateholder and the Lease Trust.

         (b) The Gross Asset Values of all Lease Trust assets shall be adjusted to equal their respective Adjusted Fair Market Values, as reasonably determined by the Depositor as of the liquidation of the Lease Trust within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations;

         (c) If the Gross Asset Value of an asset has been determined or adjusted pursuant to any of subsections (a), (b) or (d) of this definition, such Gross Asset Value (if any) shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing income, gain, loss and deduction to be allocated to the Capital Accounts of the Lease Trust Certificateholders and RCL Trust 1996-1; and

         (d) For purposes of allocating Gross Asset Values with respect to Lease Trust assets, RCL Trust 1996-1 shall make such allocation in accordance with the respective Adjusted Fair Market Values of such assets, and such allocations shall be effective for all purposes under this Agreement.

         "Interest" means, as of any date, the ownership interest of a Lease Trust Certificateholder in the Lease Trust as of such date, including the right of such Lease Trust Certificateholder to any and all benefits to which such Lease Trust Certificateholder may be entitled as provided in this Agreement, together with the obligations of such Lease Trust Certificateholder to comply with all the terms and provisions of this Agreement.

         "Regulatory Allocations" means the allocations set forth in Sections 6 and 7.


         Section 2. Initial Capital Contributions. On the Closing Date, the Capital Account of each Lease Trust Certificateholder will be credited with its initial Capital Contribution.





                                    Annex-3

         Section 3.  Capital Accounts.

         (a) The Depositor, on behalf of the Lease Trust, shall maintain books and records sufficient so that a separate Capital Account for each Lease Trust Certificateholder can be calculated in accordance with federal income tax accounting principles and Section 704(b) of the Code and Section Section 1.704-1(b) and 1.704-2 of the Treasury Regulations.

         (b) If in the opinion of the Lease Trust's outside legal counsel the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section 3 should be modified in order to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, then notwithstanding anything to the contrary contained herein, RCL Trust 1996-1 may amend this Agreement to alter the method in which Capital Accounts are maintained in order to comply with Section 704(b) of the Code; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement among the Lease Trust Certificateholders without the consent of such Lease Trust Certificateholders.

         (c)     The following rules shall apply in maintaining Capital
Accounts:

         (i) If any Interest in the Lease Trust is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

         (ii) For purposes of this Section 3, amounts described in Section 709 of the Code (other than amounts with respect to which an election is in effect under Section 709(b) of the Code) shall be treated as described in Section 705(a)(2)(B) of the Code.

         Section 4. Maintenance of Capital Account Balance of RCL Trust 1996-1; Restoration of Negative Capital Account Balances. Subject to the following sentence, at no time during the term of the Lease Trust or upon the dissolution and liquidation of the Lease Trust shall a Lease Trust Certificateholder with a negative balance in its Capital Account have any obligation to the Lease Trust or to any other Lease Trust Certificateholder to restore such negative balance, except as may be required by law or in respect of any negative balance resulting from withdrawal of capital or a distribution in contravention of this Agreement. Notwith-





                                    Annex-4
standing the foregoing, each holder of the Lease Trust Certificates issued to the Depositor and Ford Credit Leasing pursuant to Section 3.10(a) of the Agreement shall be obligated to restore any negative balance in its Capital Account in an amount up to the initial Aggregate Certificate Balance.

         Section 5.  Allocation of Profits and Losses.

         (a) Each item of Lease Trust income, gain, loss and deduction shall be determined monthly by the Depositor or by accountants designated by it in accordance with the federal income tax accounting rules in Section 703 of the Code and Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

         (b) It is the intention of the parties that if the Lease Trust Certificateholders (other than the Depositor and Ford Credit Leasing, as holders of the Lease Trust Certificates issued to them pursuant to Section 3.10(a) of the Agreement, except to the extent of their share of the Aggregate Certificate Balance) are classified as partners in a partnership, they shall be treated as accruing, on a quarterly basis, a right to a guaranteed payment equal to the sum of (i) all interest accrued on the Lease Trust Certificates for the related Interest Accrual Period (plus interest accrued on overdue interest), and (ii) any discount that would have accrued on the Lease Trust Certificates (other than the Lease Trust Certificates issued to the Depositor and Ford Credit Leasing pursuant to Section 3.10(a) of the Agreement, except to the extent of their share of the Aggregate Certificate Balance) if the Lease Trust Certificates (other than the Lease Trust Certificates issued to the Depositor and Ford Credit Leasing pursuant to Section 3.10(a) of the Agreement, except to the extent of their share of the Aggregate Certificate Balance) were debt. It is the further intention of the parties that the Lease Trust Certificateholders (other than the Depositor and Ford Credit Leasing, as holders of the Lease Trust Certificates issued to them pursuant to Section 3.10(a) of the Agreement) shall not otherwise be entitled to any distributive share of partnership income or loss, except to the extent that it is determined that such Lease Trust Certificateholders will actually suffer a loss of a portion of their Certificate Balance (or as otherwise required by the Code), and that all such items of partnership income, gain, loss, and deduction be allocated to the Depositor and Ford Credit Leasing, as holders of the Lease Trust Certificates issued to them pursuant to Section 3.10(a) of the Agreement.





                                    Annex-5

         (c) To the extent that the Lease Trust Certificateholders (other than the Depositor and Ford Credit Leasing, as holders of the Lease Trust Certificates issued to them pursuant to Section 3.10(a) of the Agreement, except to the extent of their share of the Aggregate Certificate Balance) are treated as partners but are not treated as accruing guaranteed payments, except as provided otherwise in this Annex A (and without duplication of amounts that are treated as guaranteed payments), on each Payment Date, prior to making distributions pursuant to Article V:

         (i) items of gross income and gain of the Lease Trust shall be allocated to the Lease Trust Certificateholders (other the Depositor and Ford Credit Leasing, as holders of the Lease Trust Certificates issued to them pursuant to Section 3.10(a) of the Agreement) until the Capital Account of each such Lease Trust Certificateholder, before taking into account distributions made on such Payment Date, is equal to the sum of (x) the initial Capital Contribution credited to such Lease Trust Certificateholders, (y) any amounts which would be required to be accrued as discount (including with- out limitation original issue discount, de minimis original issue discount and acquisition discount within the meaning of
                 Section 1281 of the Code) under the Code and the Treasury Regulations thereunder if the Lease Trust Certificates held by such Lease Trust Certificateholders were characterized as debt instruments for federal income tax purposes and the Lease Trust Certificateholder's adjusted tax basis were equal to its Capital Account Balance and (z) interest accrued for the related Interest Accrual Period plus any other interest previously accrued, but not paid (and accrued interest thereon) with respect to such Lease Trust Certificates; and

         (ii) all other items of income, gain, loss, and deduction, shall be allocated to the Depositor and Ford Credit Leasing, as holders of the Lease Trust Certificates issued to them pursuant to
                 Section 3.10(a) of the Agreement.

        (d) Notwithstanding the foregoing, if any allocation in accordance with Section 5(c) would increase the Adjusted Capital Account Deficit of a holder of the Lease Trust Certificates issued to the Depositor and Ford Credit Leasing pursuant to Section 3.10(a) of the Agreement to an amount in





                                    Annex-6
excess of the balance on deposit in the Cash Collateral Account, items of loss and deduction that would create such excess shall be allocated to Lease Trust Certificateholders (other than holders of the Lease Trust Certificates issued to the Depositor and Ford Credit Leasing pursuant to Section 3.10(a) of the Agreement) until the Capital Accounts of such Lease Trust Certificateholders have been reduced to zero. To the extent that losses are allocated to a Lease Trust Certificateholder (other than the Depositor and Ford Credit Leasing, as holders of the Lease Trust Certificates issued to them pursuant to Section 3.10(a) of the Agreement, except to the extent of their share of the Aggregate Certificate Balance) items of gross income shall be specially allocated to each such Lease Trust Certificateholder in an amount equal to such losses as quickly as possible, consistent with Code Section 704(b) and the Treasury Regulations thereunder.


         Section 6. Additional Special Allocations. (a) This Agreement shall be deemed to contain (i) a qualified income offset as described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Treasury Regulations; (ii) a minimum gain chargeback as provided in Section 1.704-2(f) of the Treasury Regulations; and (iii) a partner minimum gain chargeback in accordance with Section 1.704-2(i) of the Treasury Regulations.

                 (b) Certificateholder Nonrecourse Deductions. Any Certificateholder Nonrecourse Deductions shall be allocated to the Lease Trust Certificateholder that bears the economic risk of loss with respect to the Certificateholder Nonrecourse Debt to which such Certificateholder Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Treasury Regulations.

         Section 7.  Tax Allocations; Code Section 704(c).

         (a) Income, gains, losses and deductions with respect to any property (other than money) contributed to the capital of the Lease Trust shall, solely for tax purposes, be allocated among the Lease Trust Certificateholders) so as to take account of any variation between the adjusted basis of such property to the Lease Trust for federal income tax purposes and its initial Gross Asset Value in accordance with Section 704(c) of the Code and the Treasury Regulations thereunder.

         (b) In the event the Gross Asset Value of any Lease Trust asset is adjusted (pursuant to the definition of Gross Asset Value), subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account





                                    Annex-7
of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder.

         (c) Any elections or other decisions relating to such allocations shall be made by the Depositor in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 7(c) are solely for purposes of federal, State and local taxes and shall not affect, or in any way be taken into account in computing, any Lease Trust Certificateholder's Capital Account or share of profits, losses, other items or distributions pursuant to any provision of this Agreement.

         Section 8. Code Section 754 Election. No election shall be made on behalf of the Lease Trust pursuant to Section 754 of the Code.

         Section 9.  Allocations With Respect to Transferred Interests.
Profits and losses allocable to an Interest transferred or reissued during a Fiscal Year shall be allocated to each Person who was the holder of such Interest during such Fiscal Year, in proportion to the number of days that each such holder was recognized as the owner of such Interest during such Fiscal Year or by an interim closing of the books or in any other proportion permitted by the Code and selected by RCL Trust 1996-1 in accordance with this Agreement, without regard to the results of Lease Trust operations or the date, amount or recipient of any distributions which may have been made with respect to such Interest. The effective date of any transfer shall be (i) in the case of a voluntary transfer, the actual date the transfer is recorded on the books of the Lease Trust or (ii) in the case of involuntary transfer, the date of the operative event.

         Section 10. Curative Allocations. The Regulatory Allocations are intended to comply with certain requirements of Section 1.704-1(b) of the Treasury Regulations. Notwithstanding any other provision of this Appendix A (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other Lease Trust items of income, gains, loss and deduction among the Lease Trust Certificateholders so that, to the extent possible, the net amount of such allocations of other Lease Trust items and the Regulatory Allocations shall be equal to the net amount that would have been allocated to such Lease Trust Certificateholders if the Regulatory Allocations had not occurred.





                                    Annex-8

         Section 11. Books and Records. The Depositor, as a holder of the Lease Trust Certificates issued to it pursuant to Section 3.10(a) of the Agreement, shall (a) maintain such information as may be required, if it should later be determined that the Lease Trust should be classified as a partnership for federal income tax purposes, to enable each Lease Trust Certificateholder to prepare its federal and state income tax returns, and (b) if it should be determined that the Lease Trust is properly classified as a partnership for federal or other income tax purposes, prepare and file or cause to be prepared and filed by the Lease Trustee such tax returns, if any, relating to the Lease Trust, and make such elections as may from time to time be required or appropriate under any applicable federal or State statute or rule or regulation thereunder. The Depositor shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the assets of the Lease Trust.

         Section 12.  Signature on Returns; Tax Matters Partner.

                 (a) In the event that the Lease Trust shall be required to file federal or other income tax returns as a partnership, such returns shall be signed by an authorized signatory for RCL Trust 1996-1, as a holder of the Lease Trust Certificates issued to it pursuant to Section 3.10(a) of the Agreement, or such other person as shall be required by law to sign such returns of the Lease Trust.

                 (b) By acceptance of its beneficial interest in a Lease Trust Certificate, each Lease Trust Certificateholder agrees that in the event that the Lease Trust is classified as a partnership for federal income tax purposes, RCL Trust 1996-1, as a holder of the Lease Trust Certificates issued to it pursuant to Section 3.10(a) of the Agreement, shall be the "tax matters partner" of the Lease Trust pursuant to the Code.





                                    Annex-9

                                   EXHIBIT A


NUMBER                                             $
R-                                                        CUSIP NO.__________

                                                           THIS LEASE TRUST
                                                           CERTIFICATE MAY NOT
                                                           BE TRANSFERRED BY A
                                                           STOCK POWER BUT ONLY
                                                           AS SET FORTH BELOW


                      SEE REVERSE FOR CERTAIN DEFINITIONS

                 [TEXT OF LEGEND FOR LEASE TRUST CERTIFICATES ISSUED TO THE DEPOSITOR AND FORD CREDIT LEASING PURSUANT TO SECTION 3.10(A) OF THE LEASE TRUST AGREEMENT: THIS LEASE TRUST CERTIFICATE IS NOT TRANSFERABLE EXCEPT IN THE EVENT OF THE DISSOLUTION OR TERMINATION OF RCL TRUST 1996-1 WHEN IT IS THE HOLDER HEREOF, AND ANY TRANSFER IN VIOLATION OF THIS PROVISION SHALL BE NULL AND VOID.]

                 [TEXT OF LEGEND FOR OTHER LEASE TRUST CERTIFICATES: THIS LEASE TRUST CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS LEASE TRUST CERTIFICATE, AGREES FOR THE BENEFIT OF THE LEASE TRUST AND THE DEPOSITOR THAT THIS LEASE TRUST CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN A DENOMINATION OF AT LEAST $[1,000,000], ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, SUBJECT TO (A) THE RECEIPT BY THE LEASE TRUST AND THE LEASE TRUST REGISTRAR OF A CERTIFICATE SUBSTANTIALLY IN THE FORM ATTACHED AS EXHIBIT C TO THE LEASE TRUST AGREEMENT AND (B) THE RECEIPT BY THE LEASE TRUST AND THE LEASE TRUST REGISTRAR OF A LETTER SUBSTANTIALLY IN THE FORM ATTACHED AS EXHIBIT D TO THE LEASE TRUST AGREEMENT, (2) PURSUANT TO AN EXEMPTION FROM

REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), SUBJECT TO THE RECEIPT BY THE LEASE TRUST, THE INITIAL PURCHASER AND THE LEASE TRUST REGISTRAR OF SUCH EVIDENCE ACCEPTABLE TO THE LEASE TRUST AND THE INITIAL PURCHASER THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE LEASE TRUST AGREEMENT AND THE SECURITIES ACT AND OTHER APPLICABLE LAWS, (3) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a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

                 THE PRINCIPAL OF THIS LEASE TRUST CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE LEASE TRUST AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS LEASE TRUST CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


                      FORD CREDIT AUTO LEASE TRUST 1996-1

                   ___% ASSET BACKED LEASE TRUST CERTIFICATE

evidencing an interest in certain distributions of the Lease Trust, as defined below, the property of which includes: (i) the right to receive certain payments as program lessor under the Program Operating Lease pursuant to which trust certificates representing a beneficial interest in certain specified retail automobile and light truck leases were leased to the program lessee; and
(ii) an interest in such certificates upon the expiration of such Program Operating Lease. The property of the Lease Trust has been pledged to the Indenture Trustee pursuant to the Indenture to secure the payment of the Senior Notes issued thereunder.

(This Lease Trust Certificate does not represent an interest in or obligation of the Depositor, Ford Motor Credit Company, Ford Credit Leasing Company, Inc. or any of their respective Affiliates, except to the extent described below.)

                 THIS CERTIFIES THAT                         is the registered
owner of                     DOLLARS nonassessable, fully-paid, beneficial
ownership interest in Lease Trust Certificates having an initial Aggregate Certificate Balance of $_________ of Ford Credit Auto Lease Trust 1996-1 (the "Lease Trust") formed by RCL Trust 1996-1 (the "Depositor"). The Aggregate Certificate Balance of the Lease Trust Certificates bear interest at a rate of ___% per annum (the "Certificate Rate").

                 LEASE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Lease Trust Certificates referred to in the within-mentioned Lease Trust Agreement.


PNC Bank, Delaware                         or PNC Bank, Delaware
as Lease Trustee                           as Lease Trustee
                                           By _____________
                                           Authenticating Agent


By                                By
  ---------------------------       -------------------------

                 The Lease Trust was created pursuant to a Lease Trust Agreement, dated ______ __, 1996 (the "Lease Trust Agreement"), between the Depositor and PNC Bank, Delaware, as trustee (the "Lease Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Lease Trust Agreement and the definitions appendices incorporated by reference therein.

                 This Certificate is one of the duly authorized Lease Trust Certificates designated as "___% Asset Backed Lease Trust Certificates" (the "Lease Trust Certificates"). Also issued under the Lease Trust Agreement are the __% Subordinated Notes (the "Subordinated Notes") and issued under the Indenture dated as of _____ __, 1996 (the "Indenture"), between the Lease Trustee and The Chase Manhattan Bank, as trustee (the "Indenture Trustee"), are the ____% Class A-1 Senior Notes and the ___% Class A-2 Senior Notes (collectively, the "Senior Notes"). This Lease Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Lease Trust Agreement, to which Lease Trust Agreement the holder of this Lease Trust Certificate by virtue of the acceptance hereof assents and by which such Lease Trust Certificateholder is bound. The property of the Lease Trust includes (i) the rights of the Lease Trust under the Series 1996-1 Certificates, (ii) the rights as lessor under the Program Operating Lease, (iii) a security interest with respect to amounts on deposit from time to time in the Series 1996-1 Collection Account, Series 1996-1 Payahead Account, the Series 1996-1 Payments Account and the Certificate Distribution Account and all investments including all income thereon and proceeds thereof, (iv) the rights of the Depositor under the Asset Contribution Agreement, (v) the rights of the Lease Trust as the holder of the Series 1996-1 Certificates under the Administrative Agency Agreement and the Series 1996-1 Supplement, (vi) the security interest of the Lease Trust in amounts credited to the Cash Collateral Account and the right to make withdrawals therefrom and (vii) all proceeds of the foregoing. THE RIGHTS OF THE LEASE TRUSTEE IN THE FOREGOING PROPERTY OF THE LEASE TRUST HAVE BEEN PLEDGED TO THE INDENTURE TRUSTEE TO SECURE THE PAYMENT OF THE SENIOR NOTES.

                 The Lease Trust Certificates represent interests in the Lease Trust only and do not represent interests in, recourse to or obligations of the Depositor, Ford Credit or any of their respective affiliates.

                 Under the Lease Trust Agreement, there will be distributed on ______ 15 and _____ 15, of each year, commencing ______ 15, 199_, (or, if such
15th day is not a Business Day, the next Business Day) (each, a "Semiannual Payment Date"), to the Person in whose name this Lease Trust Certificate is registered at the close of business on the last day of the preceding calendar month) (the "Record Date") such Lease Trust Certificateholder's percentage interest in the amount to be distributed with respect to the Aggregate Certificate Balance of the Lease Trust Certificates on such Semiannual Payment Date.

                 THE HOLDER OF THIS LEASE TRUST CERTIFICATE ACKNOWLEDGES AND AGREES THAT ITS RIGHTS TO RECEIVE PAYMENTS IN RESPECT OF THIS LEASE TRUST CERTIFICATE ARE SUBORDINATED TO THE RIGHTS OF THE SENIOR NOTEHOLDERS AND SUBORDINATED NOTEHOLDER AS DESCRIBED IN THE INDENTURE AND THE LEASE TRUST AGREEMENT, AS APPLICABLE.

                 It is the intent of the Depositor and Lease    Trust
Certificateholders that the Lease Trust Certificates be treated as indebtedness of the Depositor and Ford Credit Leasing for purposes of federal income tax or State income and franchise taxes. If, however, the Lease Trust is characterized as a separate entity for federal income tax purposes, it is the intention of the parties that it qualify as a partnership for such purposes and the Lease Trust Certificateholders (including the Depositor) will be treated as partners in that partnership. The Depositor and the other Lease Trust Certificateholders by acceptance of a Lease Trust Certificate, agree to take no action inconsistent with such tax treatment of the Lease Trust Certificates.

                 Each Lease Trust Certificateholder by accepting a Lease Trust Certificate covenants and agrees: (a) for a period of one year and one day after payment in full of the Series 1996-1 Certificates, it will not institute against the Depositor or the Lease Trust, or join in the institution against the Depositor or the Lease Trust of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the

Lease Trust Certificates, the Subordinated Notes, the Senior Notes, the Lease Trust Agreement or any of the other Basic Documents and (b) for a period of one year and one day after payment in full of all amounts due under any Series of Specified Beneficial Certificates, including the Series 1996-1 Certificates, they will not institute or join in the instituting, any bankruptcy, reorganization, insolvency or liquidation proceeding against Ford Credit Leasing without the consent of 100% of the Holders of the then outstanding Specified Beneficial Certificates (excluding Ford Credit Leasing, the Lease Trust or any of their respective Affiliates).

                 Distributions on this Lease Trust Certificate will be made as provided in the Lease Trust Agreement by the Lease Trustee by wire transfer (to holders of Lease Trust Certificates in original denominations of $[1,000,000] or more) or by check mailed to the Lease Trust Certificateholder of record in the Lease Trust Register without the presentation or surrender of this Lease Trust Certificate or the making of any notation hereon. Except as otherwise provided in the Lease Trust Agreement and notwithstanding the above, the final distribution on this Lease Trust Certificate will be made after due notice by the Lease Trustee of the pendency of such distribution and only upon presentation and surrender of this Lease Trust Certificate at the office or agency maintained for the purpose by the Lease Trustee in Delaware.

                 Reference is hereby made to the further provisions of this Lease Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Lease Trustee, by manual signature, this Lease Trust Certificate shall not entitle the holder hereof to any benefit under the Lease Trust Agreement or be valid for any purpose.

                 THIS LEASE TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 IN WITNESS WHEREOF, the Lease Trustee, on behalf of the Lease Trust and not in its individual capacity, has caused this Lease Trust Certificate to be duly executed.

                          FORD CREDIT AUTO LEASE TRUST 1996-1

                          By:      PNC BANK, DELAWARE
                                      as Lease Trustee



Dated:                    By: ____________________________
                                  Authorized Officer

                 (Reverse of Lease Trust Certificate)


                 The Lease Trust Certificates do not represent an obligation of, or an interest in, the Depositor, the Administrative Agent, the Lease Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Lease Trust Agreement or the other Basic Documents. In addition, this Lease Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries (and certain other amounts) respecting the assets of the Lease Trust, all as more specifically set forth in the Indenture and the Lease Trust Agreement. The Lease Trustee will furnish, upon the request of any holder of a Lease Trust Certificate, such information as is specified in paragraph (d)(4) of Rule 144A with respect to the Lease Trust. A registration statement, which includes the Lease Trust Agreement as an exhibit thereto, has been filed with the Securities and Exchange Commission with respect to the Senior Notes of the Lease Trust issued concurrently with this Lease Trust Certificate.

                 The Lease Trust Agreement may be amended by the Depositor and the Lease Trustee, with prior written notice by the Depositor to the Rating Agencies, without the consent of any of the Senior Noteholders, the Subordinated Noteholders or the Lease Trust Certificateholders, to cure any ambiguity or defect, to correct or supplement any provisions in the Lease Trust Agreement, to add any provisions to or change in any manner or eliminate any of the provisions in the Lease Trust Agreement or to modify in any manner the rights of the Senior Noteholders, the Subordinated Noteholders or the Lease Trust Certificateholders; provided, however, that such action shall not, (i) as evidenced by an Opinion of Counsel, materially adversely affect the interests of the Indenture Trustee, any Senior Noteholder, Subordinated Noteholder or Lease Trust Certificateholder unless 100% of the holders of the Senior Notes, the Subordinated Notes and the Lease Trust Certificates materially adversely affected thereby have consented to such amendment, (ii) as confirmed by each Rating Agency, cause the then current rating of either Class of Senior Notes or the Lease Trust Certificates to be withdrawn or reduced or (iii) as evidenced by an Opinion of Counsel cause the

Lease Trust to be classified as an "association" (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

                 The Lease Trust Agreement may also be amended from time to time by the Depositor and the Lease Trustee, with prior written notice to the Rating Agencies, with the consent of the Senior Noteholders holding not less than a majority of the Outstanding Amount of the Senior Notes and, to the extent affected thereby, the consent of Subordinated Noteholders holding not less than a majority of the Outstanding Amount of the Subordinated Notes and the consent of Lease Trust Certificateholders holding not less than a majority of the Aggregate Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Lease Trust Agreement or of modifying in any manner the rights of the Senior Noteholders, the Subordinated Noteholders or the Lease Trust Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of distributions that are required to be made for the benefit of the Senior Noteholders, the Subordinated Noteholders or the Lease Trust Certificateholders, (b) reduce the percentage of the Outstanding Amount of the Senior Notes and the Subordinated Notes and the Aggregate Certificate Balance required to consent to any such amendment, without the consent of the holders of 100% of the Outstanding Amount of the Senior Notes or Subordinated Notes or of 100% of the Aggregate Certificate Balance, as the case may be, or (c) as evidenced by an Opinion of Counsel to the Indenture Trustee and the Lease Trustee to the effect that such amendment shall not (i) affect the treatment of the Senior Notes as debt for federal income tax purposes, (ii) be deemed to cause a taxable exchange of the Senior Notes for federal income tax purposes or
(iii) cause the Lease Trust to be taxable as an "association" or publicly traded partnership taxable as a corporation for federal income tax purposes.

                 Notwithstanding the foregoing, the Lease Trust Agreement may be amended at any time by the Depositor (acting at the direction of Ford Credit and Ford Credit Leasing) and the Lease Trustee to the extent reasonably necessary to assure that none of FCTT, the Lease Trust or the Depositor will be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

                 [TEXT OF LEASE TRUST CERTIFICATES ISSUED TO THE DEPOSITOR AND FORD CREDIT LEASING PURSUANT TO SECTION 3.10(A) OF THE LEASE TRUST AGREEMENT:
As provided in the Lease Trust Agreement, the transfer of this Lease Trust Certificate is prohibited; provided, that upon a dissolution or termination of the Depositor this Lease Trust Certificate, if held by the Depositor, shall be distributed to the beneficiaries of the Depositor in accordance with their percentage interests therein.]

                 [TEXT OF OTHER LEASE TRUST CERTIFICATES:   This Least Trust
Certificate may be transferred only under the circumstances described on the face of this Lease Trust Certificate and in Section 3.4 of the Lease Trust Agreement, which, among other things, requires that each prospective transferee represent in writing in the form provided as an exhibit to the Lease Trust Agreement that it will not acquire or transfer the Lease Trust Certificate through an established securities market, is not and will not become, except in certain circumstances, a partnership, Subchapter S corporation or grantor trust for U.S. federal income tax purposes, and will not acquire the Lease Trust Certificate for or on behalf of an employee benefit plan, except in certain limited circumstances.]

Any attempted transfer in contravention of the restrictions and conditions on the face of this Lease Trust Certificate and in the Lease Trust Agreement shall be null and void. As provided in the Lease Trust Agreement, the transfer of this Lease Trust Certificate is registerable in the Lease Trust Register upon surrender of this Lease Trust Certificate for registration of transfer at the offices or agencies of the Lease Trust Registrar maintained by the Lease Trustee in Wilmington, Delaware, accompanied by the written representations required by the Lease Trust Agreement and a written instrument of transfer in form satisfactory to the Lease Trust Registrar duly executed by the Lease Trust Certifica- teholder hereof or such Lease Trust Certificateholder's attorney duly authorized in writing, and thereupon one or more new Lease Trust Certificates of authorized denominations evidencing the same aggregate denomination will be issued to the designated transferee. The initial Lease Trust Registrar appointed under the Lease Trust Agreement is PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, Delaware 19801.

                 Except for Lease Trust Certificates issued to the Depositor and Ford Credit Leasing, the Lease Trust Certificates are issuable only as registered Lease Trust Certificates without coupons in denominations of $1,000,000 and in integral multiples of $1,000 in excess thereof. Lease Trust Certificates are exchangeable for new Lease Trust Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Lease Trust Certificateholder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Lease Trustee or the Lease Trust Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                 The Lease Trustee, the Lease Trust Registrar and any agent of the Lease Trustee or the Lease Trust Registrar may treat the Person in whose name this Lease Trust Certificate is registered as the owner hereof for all purposes, and none of the Lease Trustee, the Lease Trust Registrar or any such agent shall be affected by any notice to the contrary.

                 The obligations and responsibilities created by the Lease Trust Agreement and the Lease Trust created thereby shall terminate upon the payment to Lease Trust Certificateholders of all amounts required to be paid to them pursuant to the Lease Trust Agreement and the Indenture and the disposition of all property held as part of the Lease Trust.

                                   ASSIGNMENT

  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


________________________________________________________________________________
Please print or type name and address, including postal zip code, of assignee)



________________________________________________________________________________
the within Lease Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



__________________________________________________ Attorney to transfer said
Lease Trust Certificate on the books of the Lease Trust Registrar, with full power of substitution in the premises.


Dated:

_______________________*
                                                         Signature Guaranteed:




_______________________*

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Lease Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                   EXHIBIT B

                           FORM OF SUBORDINATED NOTE


                                                         [THIS SUBORDINATED NOTE
                                                         MAY NOT BE TRANSFERRED
                                                         BY A STOCK POWER]


                      FORD CREDIT AUTO LEASE TRUST 1996-1


                     _____% ASSET BACKED SUBORDINATED NOTE


                 Ford Credit Auto Lease Trust 1996-1 (the "Lease Trust"), a trust created pursuant to a trust agreement dated as of ______ __, 1996 (the "Lease Trust Agreement") between ______, not in its individual capacity but solely as trustee of RCL Trust 1996-1, as Depositor and PNC Bank, Delaware, not in its individual capacity but solely as trustee of the Lease Trust (the "Lease Trustee"), for value received, hereby promises to pay to RCL TRUST 1996-1, upon presentation and surrender of this Subordinated Note the principal sum of _____ DOLLARS (U.S. $_____) on the ______ __, ____ Payment Date, or earlier, all in accordance with the Lease Trust Agreement and the Lease Trust Paying Agent Agreement. The Lease Trust will pay interest on this Subordinated Note at the rate per annum shown above on each Payment Date until the principal of this Subordinated Note is paid or made available for payment, on the principal amount of this Subordinated Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on such preceding Payment Date) in accordance with the Lease Trust Agreement and the Lease Trust Paying Agent Agreement.

                 THE HOLDER OF THIS SUBORDINATED NOTE ACKNOWLEDGES AND AGREES THAT ITS RIGHTS TO RECEIVE PAYMENTS IN RESPECT OF THIS SUBORDINATED NOTE ARE SUBORDINATED TO THE RIGHTS OF THE SENIOR NOTEHOLDERS AS DESCRIBED IN THE INDENTURE AND THE LEASE TRUST AGREEMENT, AS APPLICABLE.

                 Unless the certificate of authentication hereon has been executed by the Lease Trustee whose name appears below by manual signature, this Subordinated Note shall not be entitled to any benefit under the Lease Trust

Agreement referred to on the reverse hereof, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Lease Trust has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.


Date: ____ __, ____       FORD CREDIT AUTO LEASE TRUST 1996-1,
                            by PNC BANK, DELAWARE, not in its
                            individual capacity but solely as
                            Lease Trustee under the Lease Trust
                            Agreement


                            By:_________________________
                               Name:  Michael B. McCarthy
                               Title:  Vice President

                 LEASE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                 This is one of the Subordinated Notes designated above and referred to in the within-mentioned Lease Trust Agreement.


Date: ____ __, ____               PNC BANK, DELAWARE, not in its
                                  individual capacity but solely
                                  as Lease Trustee under the Lease
                                  Trust Agreement


                                  By:______________________________
                                        Authorized Signatory

                                   EXHIBIT C

                    FORM OF RULE 144A TRANSFEROR CERTIFICATE

                                                                          [Date]

PNC Bank, Delaware
  as Lease Trustee and
  Lease Trust Registrar
222 Delaware Avenue
Wilmington, Delaware 19801

Ladies and Gentlemen:

                 This is to notify you as to the transfer of $ [*] in denomination of Asset Backed Lease Trust Certificates (the "Certificates") of Ford Credit Auto Lease Trust 1996-1 (the "Issuer").

                 The undersigned is the holder of the Certificates and with this notice hereby deposits with the Lease Trustee $ [*] in denomination of Certificates and requests that Certificates in the same aggregate denomination be issued, executed and authenticated and registered to the purchaser on ___________, 199_, as specified in the Lease Trust Agreement dated as of ______
__, 1996 relating to the Certificates, as follows:

                 Name:                     Denominations:
                 Address:
                 Taxpayer I.D. No:

                 The undersigned represents and warrants that the undersigned
(i) reasonably believes the purchaser is a "qualified institutional buyer," as defined in Rule 144A under the Securities Act of 1933 (the "Act"), (ii) such purchaser has acquired the Certificates in a transaction effected in accordance with the exemption from the registration requirements of the Act provided by Rule 144A and, (iii) if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, (A) each such account is a qualified institutional buyer and (B) the purchaser is acquiring Certificates for its own account or for one or more institutional accounts for which it is acting as fiducia





________
[* minimum of $[1,000,000]]        C-1
ry or agent in a minimum amount equivalent to not less than $[1,000,000] for each such account.



                                               Very truly yours,

                                               [NAME OF HOLDER
                                               OF CERTIFICATES]



                                               By:
                                                  ---------------------------
                                                   Name:
                                                   Title:

                                   EXHIBIT D

                           FORM OF INVESTMENT LETTER-
                         QUALIFIED INSTITUTIONAL BUYER

                                                                          [Date]

Ford Credit Auto Lease Trust 1996-1
  as Issuer
PNC Bank, Delaware
  as Lease Trustee and
  Lease Trust Registrar
222 Delaware Avenue
Wilmington, Delaware 19801

J.P. Morgan Securities Inc.
  as Initial Purchaser in connection with
  the Offering Circular referred to below
60 Wall Street
New York, New York 10260


Ladies and Gentlemen:

         In connection with our proposed purchase of the __% Asset Backed Lease Trust Certificates (the "Certificates") of Ford Credit Auto Lease Trust 1996-1 (the "Issuer"), a trust formed by RCL Trust 1996-1 (the "Depositor"), we confirm that:

                 1. We have received a copy of the Offering Circular (the "Offering Circular") dated ______ __, 1996, relating to the Certificates and such other information as we deem necessary in order to make our investment decision. We understand that the Offering Circular speaks only as of its date and that the information contained therein may not be correct or complete as of
any time                        subsequent to such date.

                 2. We agree to be bound by the restrictions and conditions set forth in the Lease Trust Agreement dated as of ______ __, 1996 (the "Lease Trust Agreement") relating to the Certificates and the undersigned agrees to the bound by, and not to resell, transfer, assign, participate, pledge or otherwise dispose of (any such act, a "Transfer") the Certificates except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                 3. We have neither acquired nor will we Transfer any Certificate we purchase (or any interest therein) or cause any such Certificates (or any interest therein) to be marketed on or through an "established securities market" within the meaning of section 7704(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), including, without limitation, an over-the-counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.

                 4. We either (a) are not, and will not become, a partnership, Subchapter S corporation, or grantor trust for U.S. federal income tax purposes or (b) are such an entity, but none of the direct or indirect beneficial owners of any of the interests in us have allowed or caused, or will allow or cause, [80]% or more (or such other percentage as the Depositor may establish prior to the time of such proposed Transfer) of the value of such interests to be attributable to our ownership of Certificates.

                 5. We understand that no subsequent Transfer of the Certificates is permitted unless (A) such Transfer is of a Certificate with a denomination of at least $[1,000,000] and (B) the Depositor and the Lease Trustee each consent in writing to the proposed Transfer, which consent shall be granted unless either of the Depositor or the Lease Trustee, acting pursuant to an opinion of counsel, determines that such Transfer would create a material risk that the Issuer or Ford Credit Titling Trust would be classified for federal or any applicable state tax purposes as an association or publicly traded partnership taxable as a corporation; provided, however, that any attempted Transfer that would either cause (i) the number of Targeted Holders of Certificates and the Issuer's subordinated notes to exceed [ten] or, (ii) the number of Targeted Holders of interests in Ford Credit Titling Trust for which an opinion of counsel is not obtained to the effect that such interests would be characterized as debt for federal income tax purposes to exceed ninety-nine, shall be a Void Transfer. As used herein, "Targeted Holder" means each holder of a right to receive interest or principal with respect to Certificates or the Issuer's subordinated notes; and provided further that any person holding more than one interest each of which would cause such person to be a Targeted Holder shall be treated as a single Targeted Holder.

                 6. We understand that the opinion of counsel that the Issuer is not a publicly traded partnership taxable as a corporation is dependent in part on the accuracy of the representations in paragraphs 3, 4 and 5.

                 7. We are a "qualified institutional buyer" (within the meaning of Rule 144A under the Securities Act) (a "QIB") and we are acquiring the Certificates for our own account or for the account of a QIB for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment. We acknowledge that the sale of the Certificates to us is being made in reliance on Rule 144A.

                 8. We are acquiring each of the Certificates purchased by us for our own account or for a single account (which is a QIB and from which no resale, pledge, or other transfer may be made) as to which we exercise sole investment discretion.

                 9. We are not (A) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to Title I of ERISA, (B) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), (C) a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, State or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, (D) an entity whose underlying assets include plan assets by reason of a plan investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R.
Section 2510.3-101) or (E) a person investing "plan assets" of any such plan (excluding, for purposes of this clause (E), any entity registered under the Investment Company Act of 1940, as amended).

                 10. We are a person who is either (A) (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) a person not described in (i) or (ii) whose ownership of the Certificates is effectively connected with such person's conduct of a trade or business within the United States (within the meaning of the Code) and its ownership of any interest in a Certificate will not result in any withholding obligation with respect to any payments with respect to the Certificates by any person (other than withholding, if any, under Section 1446 of the Code) or (B) an estate or trust the income of which is includible in gross income for United States federal income tax purposes, regardless of source. We agree that we will provide a certification of non-foreign status signed under penalties of perjury and, alternatively, that if we are a person described in clause
(A)(iii) above, we will furnish to the Depositor and the Lease Trustee a properly executed IRS Form 4224 and a new Form IRS 4224 upon the expiration or obsolescence of any previously delivered form (and such other certifications, representations or opinions of counsel as may be requested by the Depositor and the Lease Trustee).

                 11. We understand that any purported Transfer of any Certificate (or any interest therein) in contravention of the restrictions and conditions (including any violation of the representation in paragraph 4 by an investor who continues to hold such Certificates occurring any time after the Transfer in which it acquired such Certificates) in paragraphs 1 through 10 above shall be null and void (each, a "Void Transfer"), and the purported transferee in a Void Transfer shall not be recognized by the Issuer or any other person as a Certificateholder for any purpose.

                 12. We agree that if we determine to Transfer any of the Certificates we will cause our proposed transferee to provide to the Issuer and the Lease Trust Registrar a letter substantially in the form of this Exhibit D or Exhibit E to the Lease Trust Agreement, as applicable.

         You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                               Very truly yours,

                                               By:_________________________
                                                  Name:
                                                  Title:

Securities To Be Purchased:
$          principal amount of Certificates

                                   EXHIBIT E

                           FORM OF INVESTMENT LETTER-
                       INSTITUTIONAL ACCREDITED INVESTOR

                                                                          [Date]

Ford Credit Auto Lease Trust 1996-1
  as Issuer
PNC Bank, Delaware
  as Lease Trustee and
  Lease Trust Registrar
222 Delaware Avenue
Wilmington, Delaware 19801

J.P. Morgan Securities Inc.
  as Initial Purchaser in connection with
  the Offering Circular referred to below
60 Wall Street
New York, New York 10260


Ladies and Gentlemen:

         In connection with our proposed purchase of the __% Asset Backed Lease Trust Certificates (the "Certificates") of Ford Credit Auto Lease Trust 1996-1 (the "Issuer"), a trust formed by RCL Trust 1996-1 (the "Depositor"), we confirm that:

                 1. We have received a copy of the Offering Circular (the "Offering Circular") dated ______ __, 1996, relating to the Certificates and such other information as we deem necessary in order to make our investment decision. We understand that the Offering Circular speaks only as of its date and that the information contained therein may not be correct or complete as of
any time                        subsequent to such date.

                 2. We agree to be bound by the restrictions and conditions set forth in the Lease Trust Agreement dated as of ______ __, 1996 (the "Lease Trust Agreement") relating to the Certificates and the undersigned agrees to the bound by, and not to resell, transfer, assign, participate, pledge or otherwise dispose of (any such act, a "Transfer") the Certificates except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                 3. We have neither acquired nor will we Transfer any Certificate we purchase (or any interest therein) or cause any such Certificates (or any interest therein) to be marketed on or through an "established securities market" within the meaning of section 7704(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), including, without limitation, an over-the-counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.

                 4. We either (a) are not, and will not become, a partnership, Subchapter S corporation, or grantor trust for U.S. federal income tax purposes or (b) are such an entity, but none of the direct or indirect beneficial owners of any of the interests in us have allowed or caused, or will allow or cause, [80]% or more (or such other percentage as the Depositor may establish prior to the time of such proposed Transfer) of the value of such interests to be attributable to our ownership of Certificates.

                 5. We understand that no subsequent Transfer of the Certificates is permitted unless (A) such Transfer is of a Certificate with a denomination of at least $[1,000,000] and (B) the Depositor and the Lease Trustee each consent in writing to the proposed Transfer, which consent shall be granted unless either of the Depositor or the Lease Trustee, acting pursuant to an opinion of counsel, determines that such Transfer would create a material risk that the Issuer or Ford Credit Titling Trust would be classified for federal or any applicable state tax purposes as an association or publicly traded partnership taxable as a corporation; provided, however, that any attempted Transfer that would either cause (i) the number of Targeted Holders of Certificates and the Issuer's subordinated notes to exceed [ten] or, (ii) the number of Targeted Holders of interests in Ford Credit Titling Trust for which an opinion of counsel is not obtained to the effect that such interests would be characterized as debt for federal income tax purposes to exceed ninety-nine, shall be a Void Transfer. As used herein, "Targeted Holder" means each holder of a right to receive interest or principal with respect to Certificates or the Issuer's subordinated notes; and provided further that any person holding more than one interest each of which would cause such person to be a Targeted Holder shall be treated as a single Targeted Holder.

                 6. We understand that the opinion of counsel that the Issuer is not a publicly traded partnership taxable as a corporation is dependent in part on the accuracy of the representations in paragraphs 3, 4 and 5 and that in addition to being subject to having its purchase rescinded, it will be liable for damages.

                 7. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and we are acquiring the Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment.

                 8. We are acquiring each of the Certificates purchased by us for our own account or for a single account (each of which is an institutional "accredited investor" and from which no resale, pledge or other transfer may be made) as to which we exercise sole investment discretion.

                 9. We are not (A) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to Title I of ERISA, (B) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), (C) a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, State or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, (D) an entity whose underlying assets include plan assets by reason of a plan investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R.
Section 2510.3-101) or (E) a person investing "plan assets" of any such plan (excluding, for purposes of this clause (E), any entity registered under the Investment Company Act of 1940, as amended).

                 10. We are a person who is either (A) (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) a person not described in (i) or (ii) whose ownership of the Certificates is effectively con nected with such person's conduct of a trade or business within the United States (within the meaning of the Code) and its ownership of any interest in a Certificate will not result in any withholding obligation with respect to any payments with respect to the Certificates by any person (other than withholding, if any, under Section 1446 of the Code) or (B) an estate or trust the income of which is includible in gross income for United States federal income tax purposes, regardless of source. We agree that we will provide a certification of non-foreign status signed under penalties of perjury and, alternatively, that if we are a person described in clause (A)(iii) above, we will furnish to the Depositor and the Lease Trustee a properly executed IRS Form 4224 and a new IRS Form 4224 upon the expiration or obsolescence of any previously delivered form (and such other certifications, representations or opinions of counsel as may be requested by the Depositor and the Lease Trustee).

                 11. We understand that any purported Transfer of any Certificate (or any interest therein) in contravention of the restrictions and conditions (including any violation of the representation in paragraph 4 by an investor who continues to hold such Certificates occurring any time after the Transfer in which it acquired such Certificates) in paragraphs 1 through 10 above shall be null and void (each, a "Void Transfer"), and the purported transferee in a Void Transfer shall not be recognized by the Issuer or any other person as a Certificateholder for any purpose.

                 12. We agree that if we determine to Transfer any of the Certificates, we will cause our proposed transferee to provide to the Issuer and the Lease Trust Registrar a letter substantially in the form of this Exhibit E or Exhibit D to the Lease Trust Agreement, as applicable.

         You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                               Very truly yours,

                                               By:_________________________
                                                  Name:
                                                  Title:





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

Securities To Be Purchased:

$          principal amount of Certificates





                                      E-5